TherapeuticsMD, Inc. 10-Q

Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Version

FINANCING AGREEMENT

dated as of April 24, 2019

among

THERAPEUTICSMD, INC.
as the Borrower,

CERTAIN SUBSIDIARIES OF BORROWER
as Guarantors,

VARIOUS LENDERS FROM TIME TO TIME PARTY HERETO,

AND

TPG SPECIALTY LENDING, INC.,
as Administrative Agent

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APPENDICES:	A-1	Initial Term Loan Commitments
	A-2	Delayed Draw A-1 Term Loan Commitments
	A-3	Delayed Draw A-2 Term Loan Commitments
	B	Notice Addresses

SCHEDULES:
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.12	Real Property
	4.13	Environmental Matters
	4.15	Material Contracts
	4.23(b)-(c)	Intellectual Property
	4.24	Insurance
	4.27	Bank Accounts and Securities Accounts
	4.34	Government Contracts
	5.13	Certain Post Closing Matters
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.6	Certain Loans and Advances to Employees
	6.7	Certain Investments
	6.12	Certain Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	B	Compliance Certificate
	C	Assignment Agreement
	D	Certificate Regarding Non-Bank Status
	E	Closing Date Certificate
	F	Solvency Certificate

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FINANCING AGREEMENT

This FINANCING AGREEMENT, dated as of April 24, 2019, is entered into by and among THERAPEUTICSMD, INC., a Nevada Corporation (“Company” or “Borrower”), and certain Subsidiaries of Borrower, as Guarantors, the Lenders from time to time party hereto and TPG SPECIALTY LENDING, INC., a Delaware corporation (“TSL”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

W I T N E S E T H:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Lenders have agreed to extend to Company (a) an initial term loan in an aggregate principal amount not exceeding $200,000,000 and (b) delayed draw term loans in an aggregate principal amount not exceeding $100,000,000, in each case the proceeds of which will be used as described in Section 2.2;

WHEREAS, Company has agreed to secure all of its Obligations by granting to Administrative Agent, for the benefit of Secured Parties, a first priority Lien on all of its assets (except as otherwise set forth in the Collateral Documents), including a pledge of all of the Capital Stock of each of its Subsidiaries; and

WHEREAS, Guarantors have agreed to guarantee the obligations of Company hereunder and to secure their respective Obligations by granting to Administrative Agent, for the benefit of Secured Parties, a first priority Lien on all of their respective assets (except as otherwise set forth in the Collateral Documents), including a pledge of all of the Capital Stock of each of their respective Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1        Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the greater of (a) the rate per annum obtained by dividing (i) (A) the rate per annum equal to the Intercontinental Exchange Benchmark Administration Ltd. (or such other Person that takes over the administration of such rate) LIBOR Rate (“ICE LIBOR”), as published by a nationally recognized service such as the Dow Jones Market Service (Telerate), Reuters or Bloomberg (or such other commercially available source providing quotations of ICE LIBOR as may be reasonably designated by the Administrative Agent from time to time), or a comparable or successor rate used generally in the market for syndicated commercial loans that has been reasonably approved by the Administrative Agent in consultation with the Borrower (such rate, the “Alternate Benchmark Rate”), at approximately 11:00 a.m., London time on the Interest Rate Determination Date, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (B) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date, by (ii) an amount equal to (A) one, minus (B) the Applicable Reserve Requirement, and (b) 2.70% per annum. Any such determination of LIBOR shall be conclusive absent manifest error.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Administrative Agent’s Account” means an account at a bank designated by Administrative Agent from time to time by written notice to Borrower in accordance with Section 10.1(a) as the account into which the Loan Parties shall make all payments to Administrative Agent under this Agreement and the other Loan Documents.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or other regulatory body or any mediator or arbitrator, whether pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened in writing against Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries.

“Affected Lender” has the meaning specified in Section 2.19(b).

“Affected Loans” has the meaning specified in Section 2.19(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall Administrative Agent or any Lender or any of their Affiliates or Related Funds be considered an “Affiliate” of any Loan Party.

“Aggregate Amounts Due” has the meaning specified in Section 2.13.

“Aggregate Payments” has the meaning specified in Section 7.2.

“Agreement” means this Financing Agreement and any annexes, exhibits and schedules attached hereto as it may be amended, supplemented or otherwise modified from time to time in accordance with and subject to the terms and conditions of this Agreement.

“Alternate Benchmark Rate” has the meaning set forth in the definition of Adjusted LIBOR Rate.

“Annovera” means (a) the ANNOVERA (segesterone acetate/ethinyl estradiol vaginal system) product approved for commercialization in the U.S. as of the Closing Date and (b) any other vaginal system being developed or commercialized by the Company (or any Affiliate thereof that is controlled by the Company), or any of its licensees or sub-licensees (now or in the future) (in the case of such licensees or sub-licensees, solely with respect to development or commercialization pursuant to agreements with the Company or any of its Subsidiaries) that contains segesterone acetate and/or ethinyl estradiol (and in the case of clause (a) and clause (b) above, including any of their respective derivatives, polymorphs, isomers, prodrugs, metabolites, esters, salts and other forms, formulations, and methods of delivery thereof), commercialized by the Company (or any Affiliate thereof that is controlled by the Company), or any of its licensees or sub-licensees (now or in the future) (in the case of such licensees or sub-licensees, solely with respect to development or commercialization pursuant to agreements with the Company or any of its Subsidiaries) in any country of the world under any brand name for any indication.

“Annovera Agreement” means that certain License Agreement, dated July 30, 2018, between Company and The Population Council, Inc., as amended from time to time in accordance with the terms hereof.

“Annovera Patents” means the U.S. and foreign patents and pending patent applications owned or in-licensed by Company or any of its Subsidiaries, now or in the future, that relate to, or otherwise may be useful in connection with, the research, development, manufacture, use, or sale of Annovera.

“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties do business.

“Anti-Terrorism Laws” means any Requirement of Law relating to terrorism or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (the “Bank Secrecy Act”), (c) the USA Patriot Act, (d) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (e) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (f) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (g) any similar laws enacted in the United States or any other jurisdictions in which the parties to this Agreement operate, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.

“Applicable Margin” means (a) with respect to a Term Loan that is a LIBOR Rate Loan, 7.75% and (b) with respect to a Term Loan that is a Base Rate Loan, 6.75%.

“Applicable Reserve Requirement” means, at any time, for any LIBOR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator having appropriate jurisdiction. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Loan is to be determined, or (b) any category of extensions of credit or other assets which include LIBOR Rate Loans. A LIBOR Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Application Event” means the (a) occurrence of an Event of Default and (b) the election by Administrative Agent or the Required Lenders during the continuance of such Event of Default to require that payments and proceeds of Collateral be applied pursuant to Section 2.12(f).

“Asset Sale” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or sublicense (including a Permitted Product Transaction) or other disposition to (other than to a Loan Party), or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Loan Party’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Loan Party. For purposes of clarification, “Asset Sale” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event, (d) any sale of accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party or Subsidiary of Borrower and (e) any royalty monetization transaction with respect to licenses or sublicenses of the intellectual property owned or controlled by the Company or any of its Subsidiaries, including but not limited to sales of royalty streams, royalty bonds and other royalty financings, synthetic royalty and revenue interest transactions and hybrid monetization transactions.

Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:

(i)	an issuance of Capital Stock by a Subsidiary of the Company to the Company or to another Loan Party;

(ii)	use or transfer of Cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(iii)	the licensing or sublicensing of patents, trademarks, know-how or other intellectual property or general intangibles related thereto (in each case, other than a Permitted Product Transaction) in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries (provided that any exclusive license of patents that effectively constitutes a transfer of the related patent shall be deemed to be an Asset Sale); and

(iv)	the lease, assignment or sublease of any real or personal property (other than a Permitted Product Transaction) in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit C.

“Assignment Letter” means that certain Assignment Side Letter, dated as of the date hereof, among Borrower, Administrative Agent and Lenders.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer or other substantially comparable title.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (c) the Adjusted LIBOR Rate (which rate shall be calculated based upon an Interest Period of three months and to be determined on a daily basis) plus 1%, and (d) 5.20% per annum. Any change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means Administrative Agent and each Lender.

“Bijuva” means (a) the BIJUVA (estradiol and progesterone) product approved for commercialization in the U.S. as of the Closing Date, and (b) any other product being developed or commercialized for the treatment of vasomotor symptoms by the Company (or any Affiliate thereof that is controlled by the Company), or any of its licensees or sub-licensees (now or in the future) (in the case of such licensees or sub-licensees, solely with respect to development or commercialization pursuant to agreements with the Company or any of its Subsidiaries) that contains estradiol and progesterone (and in the case of clause (a) and clause (b) above, including any of their respective derivatives, polymorphs, isomers, prodrugs, metabolites, esters, salts and other forms, formulations, and methods of delivery thereof), commercialized in any country of the world under any brand name.

“Bijuva Patents” means the U.S. and foreign patents and pending patent applications owned or in-licensed by Company or any of its Subsidiaries, now or in the future, that relate to, or otherwise may be useful in connection with, the research, development, manufacture, use, or sale of Bijuva..

“Blocked Person” means any Person:

(a)       that is publicly identified (i) on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo program or (ii) as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Anti-Terrorism Law;

(b)       that is owned or controlled by, or that owns or controls, or that is acting for or on behalf of, any Person described in clause (a) above;

(c)       which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; and

(d)       that is affiliated or associated with a Person described in clauses (a), (b) or (c) above.

“Board of Directors” means, (a) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning specified in the preamble hereto.

“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (a) as lessee that, in conformity with GAAP as in effect on December 31, 2018, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for federal income Tax purposes).

“Capital Stock” means any and all shares, equity interests, economic participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other written arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit D.

“Change of Control” means, at any time, any of the following occurrences:

(a)       any Person or “group” (within the meaning of Rules 13d 3 and 13d 5 under the Exchange Act) (i) shall have acquired beneficial ownership of 50.1% or more on a fully diluted basis of the voting interest in the Capital Stock of Borrower or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of Borrower;

(b)       except pursuant to a transaction permitted by this Agreement, Borrower shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of each Loan Party;

(c)       the majority of the seats (other than vacant seats) on the Board of Directors (or similar governing body) of Borrower cease to be occupied by Persons who either (i) were members of the Board of Directors of Borrower on the Closing Date, or (ii) were nominated for election by the Board of Directors of Borrower, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or

(d)       any “change of control” or similar event shall occur under, and as defined in or set forth in the documents evidencing or governing, (i) the Capital Stock of Borrower if, as a result of such change of control or similar event, Borrower is required to make a payment of $5,000,000 or more or (ii) any Indebtedness in an individual principal amount of $5,000,000 or more owed by Borrower or any of its Subsidiaries.

“Closing Date” means the date on which the Initial Term Loans are made, which is April 24, 2019.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit E.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock to the extent permitted under any Loan Document) and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person pursuant to the Collateral Documents as security for the Obligations.

“Collateral Access Agreement” means a collateral access agreement in form and substance reasonably satisfactory to Administrative Agent.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Collateral Access Agreements, if any, any Control Agreement, and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations, in each case, as such Collateral Documents may be amended or otherwise modified from time to time, in accordance with and subject to the terms and conditions hereof and thereof.

“Commitment” means the Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the preamble hereto.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit B.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, license, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent, executed and delivered by Borrower or a Guarantor Subsidiary, Administrative Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Controlled Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Declined Proceeds” means the amount of Net Proceeds received in connection with a Waivable Mandatory Prepayment for which a Lender has elected to waive its right to prepayment in accordance with Section 2.11(b).

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Term Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Term Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default or violation of Section 9.5(c), as applicable, and ending on the earliest of the following dates: (a) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, in each case, in accordance with and subject to the terms and conditions of this Agreement, (b) the date on which (i) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with and subject to the terms and conditions of Section 2.9 or Section 2.10 or by a combination thereof), and (ii) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, (c) the date on which Company, Administrative Agent and Required Lenders waive all Funding Defaults of such Defaulting Lender in writing and (d) if such Defaulting Lender is a Defaulting Lender solely due to a violation of Section 9.5(c), the date on which Administrative Agent shall have waived all violations of Section 9.5(c) by such Defaulting Lender in writing.

“Defaulted Loan” has the meaning specified in Section 2.17.

“Defaulting Lender” has the meaning specified in Section 2.17.

“Default Rate” means any interest payable pursuant to Section 2.6.

“Delayed Draw A-1 Term Loan” means the Term Loan funded after the Closing Date pursuant to Section 2.1(a)(ii).

“Delayed Draw A-1 Term Loan Commitment” means the commitment of a Lender to make or otherwise fund the Delayed Draw Term Loan and “Delayed Draw A-1 Term Loan Commitments” means such commitments of all such Lenders in the aggregate. The amount of each Lender’s Delayed Draw A-1 Term Loan Commitment, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Delayed Draw A-1 Term Loan Commitments as of the Closing Date is $50,000,000.

“Delayed Draw A-2 Term Loan” means the Term Loan funded after the Closing Date pursuant to Section 2.1(a)(iii).

“Delayed Draw A-2 Term Loan Commitment” means the commitment of a Lender to make or otherwise fund the Delayed Draw Term Loan and “Delayed Draw A-2 Term Loan Commitments” means such commitments of all such Lenders in the aggregate. The amount of each Lender’s Delayed Draw A-2 Term Loan Commitment, if any, is set forth on Appendix A-4 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Delayed Draw A-2 Term Loan Commitments as of the Closing Date is $50,000,000.

“Delayed Draw Term Loan” means, collectively, the Delayed Draw A-1 Term Loan and the Delayed Draw A-2 Term Loan.

“Delayed Draw Term Loan Commitment” means, collectively, the Delayed Draw A-1 Term Loan Commitment and the Delayed Draw A-2 Term Loan Commitment.

“Delayed Draw Term Loan Commitment Period” means the time period commencing on the Closing Date through and including the Delayed Draw Term Loan Commitment Termination Date.

“Delayed Draw Commitment Termination Date” means the earliest to occur of (a) the date the Term Loan Commitments are permanently reduced to zero in accordance with and pursuant to Section 2.12(b) or 2.13, (b) the date of the termination of the Term Loan Commitments in accordance with and pursuant to Section 8.1, (c) solely in the case of the Delayed Draw A-1 Term Loan Commitment, January 23, 2020 (or such later date as may be consented to by the Required Lenders in their sole discretion) and (d) solely in the case of the Delayed Draw A-2 Term Loan Commitment, March 31, 2020 (or such later date as may be consented to by the Required Lenders in their sole discretion).

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disputes” has the meaning set forth in Section 4.23(d).

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Capital Stock that would constitute Disqualified Capital Stock, in each case of clauses (a) through (d), prior to the date that is 91 days after the Term Loan Maturity Date.

“Disqualified Institution” means (a) any Person designated by Borrower as a “Disqualified Institution” by written notice delivered to Administrative Agent prior to the Closing Date and consented to by Administrative Agent and the named Affiliates of each such Person which are clearly identifiable as such on the basis of each such Affiliate’s name, (b) those Persons that are competitors of any Loan Party or any Subsidiary thereof, and its named Affiliates, in each case to the extent identified by Borrower to Administrative Agent in writing prior to the Closing Date and consented to by the Administrative Agent, and the named Affiliates of each such Person which are clearly identifiable as such on the basis of such Affiliate’s name or (c) any other Person as Borrower and Administrative Agent shall mutually agree after the Closing Date; provided, that (x) the Persons described in clause (b) above shall not include any Person that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (y) “Disqualified Institution” shall exclude any Person that Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to Administrative Agent from time to time.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which other entity extends credit or buys loans as one of its or its Affiliates’ businesses, and (c) any other Person (other than a natural Person); provided, (i) neither Borrower nor any Affiliate of Borrower shall, in any event, be an Eligible Assignee, (ii) no Person owning or controlling any trade debt or Indebtedness of any Loan Party (other than the Obligations) or any Capital Stock of any Loan Party (in each case, unless approved by Administrative Agent) shall, in any event, be an Eligible Assignee and (iii) no Disqualified Institution shall be an Eligible Assignee so long as no Event of Default has occurred and is continuing.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any complaint, summons, citation, investigation, notice, directive, notice of violation, order, claim, demand, action, litigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority or any other Person, involving (a) any actual or alleged violation of any Environmental Law; (b) any Hazardous Material or any actual or alleged Hazardous Materials Activity; (c) injury to the environment, natural resource, any Person (including wrongful death) or property (real or personal) in connection with Hazardous Materials or actual or alleged violations of Environmental Laws; or (d) actual or alleged Releases or threatened Releases of Hazardous Materials either (i) on, at or migrating from any assets, properties or businesses currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest, (ii) from adjoining properties or businesses, or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, decrees, permits, licenses or binding determinations of any Governmental Authorizations, or any other requirements of Governmental Authorities relating to (a) the manufacture, generation, use, storage, transportation, treatment, disposal or Release of Hazardous Materials; or (b) occupational safety and health, industrial hygiene, land use or the protection of the environment, human, plant or animal health or welfare.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, losses (including monies paid in settlement), damages, punitive damages, natural resources damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred in connection with any Remedial Action, any Environmental Claim, or any other claim or demand by any Governmental Authority or any Person that relates to any actual or alleged violation of Environmental Laws, actual or alleged exposure or threatened exposure to Hazardous Materials, or any actual or alleged Release or threatened Release of Hazardous Materials.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“Equity Issuance” means, without duplication, either (a) the sale or issuance by Borrower of any shares of its Capital Stock or (b) the receipt by Borrower of any cash capital contributions in respect of Capital Stock of the Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) [reserved]; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) [reserved]; (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Account” means (i) Deposit Accounts and Securities Accounts the balance of which consists exclusively of (a) withheld income Taxes and federal, state or local employment Taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Company or any of its Subsidiaries, and (b) any payroll accounts, health care reimbursement accounts and employee benefits accounts, including any accounts containing amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Company or any of its Subsidiaries, (ii) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, fiduciary accounts and trust accounts and (iii) any Deposit Accounts and Securities Accounts, amounts on deposit in which do not exceed $100,000 individually or $500,000 in the aggregate at any one time or (iv) any Deposit Accounts that contain accounts receivable arising from any Governmental Payor where Administrative Agent may not under applicable Law obtain a security interest in or lien on such Deposit Account receiving the proceeds of such accounts receivable; provided, that amounts in such Deposit Account referred to in this subclause (iv) are automatically transferred on each Business Day into a Deposit Account that is not an Excluded Account.

“Excluded Taxes” has the meaning specified in Section 2.15(b).

“Existing Indebtedness” means Indebtedness and other obligations outstanding under that certain Credit and Security Agreement, dated as of May 1, 2018, between the Loan Parties, MidCap Financial Trust, as agent, and the lenders from time to time party thereto, as amended prior to the Closing Date.

“Extraordinary Receipts” means any cash received by Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.10(a) or (b) hereof), including, without limitation, (a) foreign, United States, state or local Tax refunds, (b) pension plan reversions, (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (including, without limitation, infringement proceeds, breach of contract claims, damages (including treble damages), settlement amounts and other payments) received by Company from any of its existing or future licensees under any license or settlement agreement or recovered by Company, in each case, pursuant to any enforcement of any of the Product Patents or any license agreement relating thereto against third parties), and (d) condemnation awards (and payments in lieu thereof), (e) indemnity payments not received in the ordinary course of business, and (f) any purchase price adjustment received in connection with any purchase agreement entered into in connection with the acquisition by a Loan Party of (i) any Capital Stock of another Person or (ii) all or substantially all of the assets of another Person.

“Facility Fee” has the meaning set forth in the Fee Letter.

“Fair Share” has the meaning specified in Section 7.2.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, in effect as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“FDA Laws” means all applicable statutes, rules, regulations, standards, guidelines, policies and orders and Requirements of Law administered, implemented, enforced or issued by FDA or any comparable Governmental Authority.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Federal Healthcare Program Laws” means collectively, federal Medicare or federal or state Medicaid statutes, Sections 1128, 1128A, 1128B, 1128C or 1877 of the SSA (42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1320a-7c and 1395nn), the federal TRICARE statute (10 U.S.C. § 1071 et seq.), the civil False Claims Act of 1863 (31 U.S.C. § 3729 et seq.), criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801 et seq.), HIPAA, or related regulations or other Requirements of Law that directly or indirectly govern the health care industry, programs of Governmental Authorities related to healthcare, health care professionals or other health care participants, or relationships among health care providers, suppliers, distributors, manufacturers and patients, and the pricing, sale and reimbursement of health care items or services.

“Fee Letter” means the letter agreement, dated as of the Closing Date, between Company and Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with and subject to the terms and conditions hereof and thereof.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Borrower that such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each calendar year.

“Flood Hazard Property” means any real property subject to a mortgage in favor of Administrative Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flow of Funds Agreement” means that certain Flow of Funds Agreement, dated as of the Closing Date, executed by each Loan Party, the Administrative Agent, each Lender and any other person party thereto, in form and substance reasonably satisfactory to the Administrative Agent, in connection with the disbursement of Loan proceeds in accordance with Section 2.2.

“Foreign Official” means any officer or employee of a non-U.S. government or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.

“Funding Default” has the meaning specified in Section 2.17.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Governmental Payor” means Medicare, Medicaid, TRICARE, CHAMPVA, any state health plan adopted pursuant to Title XIX of the Social Security Act, any other state or federal health care program and any other Governmental Authority which maintains a payment or reimbursement program, and in which any Loan Party or Subsidiary thereof directly participates.

“Grantor” has the meaning specified in the Pledge and Security Agreement.

“Guaranteed Obligations” has the meaning specified in Section 7.1.

“Guarantor” means, subject to Section 5.10, each Subsidiary of Borrower and each other Person which guarantees, pursuant to Article VII or otherwise, all or any part of the Obligations.

“Guarantor Subsidiary” means each Guarantor.

“Guaranty” means (a) the guaranty of each Guarantor set forth in Article VII and (b) each other guaranty, in form and substance reasonably satisfactory to Administrative Agent, made by any other Guarantor for the benefit of the Secured Parties guaranteeing all or part of the Obligations.

“Hazardous Materials” means, regardless of amount or quantity, (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws; and (f) any substance or materials that are otherwise regulated under Environmental Law.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), and other state or local laws regulating the privacy and/or security of patient-identifying health care information, including with respect to notification of breach of privacy or security of such information,

“Historical Financial Statements” means as of the Closing Date, (a) the audited consolidated financial statements of Borrower and its Subsidiaries, for the Fiscal Year ended December 31, 2018 consisting of consolidated balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (b) the internally prepared, unaudited consolidated financial statements of Borrower and its Subsidiaries for each fiscal month ended January 31, 2019, February 28, 2019 and March 31, 2019, consisting of a consolidated balance sheet and the related consolidated statements of income and cash flows for such fiscal month, in the case of clauses (a) and (b), certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments.

“Imvexxy” means (a) the IMVEXXY (estradiol vaginal inserts) product approved for commercialization in the U.S. as of the Closing Date, and (b) any other vaginal product being developed or commercialized for the treatment of vaginal atrophy by the Company (or any Affiliate thereof that is controlled by the Company), or any of its licensees or sub-licensees (now or in the future) (in the case of such licensees or sub-licensees, solely with respect to development or commercialization pursuant to agreements with the Company or any of its Subsidiaries) that contains estradiol as the sole active ingredient (and in the case of clause (a) and clause (b) above, including any of their respective derivatives, polymorphs, isomers, prodrugs, metabolites, esters, salts and other forms, formulations, and methods of delivery thereof), commercialized in any country of the world under any brand name.

“Imvexxy Patents” means the U.S. and foreign patents and pending patent applications owned or in-licensed by Company or any of its Subsidiaries, now or in the future, that relate to, or otherwise may be useful in connection with, the research, development, manufacture, use, or sale of Imvexxy..

“Increased Cost Lenders” has the meaning specified in Section 2.18.

“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP as in effect on December 31, 2018; (c) all obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all obligations in respect of notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-outs or other deferred payment obligations in connection with an acquisition (excluding (i) trade payables incurred in the ordinary course of business and repayable in accordance with customary trade terms and (ii) accruals for payroll and other liabilities accrued in the ordinary course of business), in each case, if such obligation or earn-outs are classified as a liability on the balance sheet of such Person in accordance with GAAP; (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (g) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bonds and similar credit transactions issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (h) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (i) any guarantee of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged; (j) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, or capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (j), the primary purpose or intent thereof is as described in clause (i) above; and (k) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement, whether entered into for hedging or speculative purposes and (l) Disqualified Capital Stock. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly non-recourse to such Person.

“Indemnified Liabilities” means, collectively, any and all liabilities (including Environmental Liabilities and Costs), obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted in writing against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (b) the statements contained in the proposal letter delivered by any Lender to Company prior to the Closing Date with respect to the transactions contemplated by this Agreement; or (c) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.

“Indemnified Taxes” means (a) Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.3.

“Indemnitee Agent Party” has the meaning specified in Section 9.6.

“Initial Term Loan” means the Term Loan funded on the Closing Date pursuant to Section 2.1(a)(i).

“Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund the Initial Term Loan and “Initial Term Loan Commitments” means such commitments of all such Lenders in the aggregate. The amount of each Lender’s Initial Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $200,000,000.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement, dated as of the date hereof, made by the Loan Parties and their Subsidiaries in favor of Administrative Agent for the benefit of the Secured Parties in form and substance satisfactory to Administrative Agent.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last Business Day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date; (b) with respect to any LIBOR Rate Loan, (i) the last Business Day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date and (ii) the last day of each Interest Period applicable to such Loan; and (c) with respect to each Loan, the final maturity date of the Loans (whether by scheduled maturity, acceleration or otherwise).

“Interest Period” means, in connection with a LIBOR Rate Loan, an interest period of three months (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (b)(iii) and (b)(iv) of this definition, end on the last Business Day of a calendar month; and (iii) no Interest Period with respect to any portion of any Term Loan shall extend beyond Term Loan Maturity Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (a) for the purpose of hedging the interest rate exposure associated with Borrower’s and its Subsidiaries’ operations, (b) approved by Administrative Agent, and (c) not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (a) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the securities or Capital Stock or all or substantially all of the assets of any other Person (or of any division or business line of such other Person); (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrower from any Person, of any Capital Stock of such Person; (c) any direct or indirect loan, advance or capital contributions by Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; and (d) any direct or indirect Guarantee of any obligations of any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lender” means each lender listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto in accordance with and subject to the terms and conditions hereof pursuant to an Assignment Agreement other than any Person that ceases to be a party hereto pursuant to any Assignment Agreement.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Lien” means (a) any lien, mortgage, pledge, assignment, hypothec, deed of trust, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of securities or Capital Stock, any purchase option, call or similar right of a third party with respect to such securities or Capital Stock.

“Loan” means any Term Loan.

“Loan Account” means an account maintained hereunder by Administrative Agent on its books of account at the Payment Office, and with respect to Company, in which it will be charged with the Term Loan made to, and all other Obligations incurred by the Loan Parties.

“Loan Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Fee Letter, the Flow of Funds Agreement, any Guaranty, the Intercompany Subordination Agreement, and all other material documents, instruments or agreements executed and delivered by a Loan Party for the benefit of Administrative Agent or any Lender in connection herewith.

“Loan Party” means Company or any Guarantor.

“Loan Party Partner” has the meaning set forth in Section 4.33(a).

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business operations, properties, assets, condition (financial or otherwise) or liabilities of Borrower and its Subsidiaries taken as a whole; (b) the ability of any Loan Party to fully and timely perform its obligations under any Loan Document to which it is a party; (c) the legality, validity, binding effect, or enforceability against a Loan Party of a Loan Document to which it is a party; (d) the Collateral or the validity, perfection or priority of Administrative Agent’s Liens on the Collateral except as expressly permitted in the Collateral Documents; (e) the rights, remedies and benefits available to, or conferred upon, Administrative Agent and any Lender or any other Secured Party under any Loan Document; (f) any Product; and (g) the Product Patents for a particular Product (taken as a whole); or (h) any Registration by the FDA.

“Material Contract” means any contract or other written arrangement to which Borrower or any of its Subsidiaries is a party (other than the Loan Documents), now or in the future, for which breach, non-performance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect, which, as of the Closing Date, are those contracts and arrangements listed on Schedule 4.15.

“Material Regulatory Liabilities” means (a)(i) any Liabilities arising from the violation of FDA Laws, Public Health Laws, Federal Health Care Program Laws, and other applicable comparable Requirements of Law, or the terms, conditions of or requirements applicable to any Registrations (including costs of actions required under applicable Requirements of Law, including FDA Laws and Federal Health Care Program Laws, or necessary to remedy any violation of any terms or conditions applicable to any Registrations), including, but not limited to, withdrawal of approval, recall, revocation, suspension, import detention and seizure of any Product, and (ii) any loss of recurring annual revenues as a result of any loss, suspension or limitation of any Registrations, which, in the case of the foregoing clauses (i) and (ii), exceed $1,000,000, individually or in the aggregate, or (b) any Material Adverse Effect.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance satisfactory to Administrative Agent, made by a Loan Party in favor of Administrative Agent for the benefit of the Secured Parties, securing the Obligations and delivered to Administrative Agent.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Proceeds” means (a) with respect to any Asset Sale, an amount equal to: (i) all Cash payments received by Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide costs or expenses incurred in connection with such Asset Sale that are properly attributable to such Asset Sale to the extent paid or payable to non-Affiliates, including (A) income or gains Taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale during the Tax period the sale occurs, (B) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (C) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Borrower or any of its Subsidiaries in connection with such Asset Sale , and (D) any reasonable and documented out-of-pocket fees or expenses incurred in connection therewith; provided that upon release of any such reserve, the amount released shall be considered Net Proceeds; and (b) with respect to any insurance, condemnation, taking or other casualty proceeds, an amount equal to: (i) any Cash payments or proceeds received by Borrower or any of its Subsidiaries (A) under any casualty or business interruption insurance policies in respect of any covered loss thereunder, or (B) as a result of the condemnation or taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (A) any actual costs or expenses incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof, and (B) any bona fide costs or expenses incurred in connection with any sale of such assets as referred to in clause (b)(i)(B) of this definition to the extent paid or payable to non-Affiliates, including income Taxes payable as a result of any gain recognized in connection therewith and properly attributable thereto.

“Non-US Lender” has the meaning specified in Section 2.15(e)(i).

“Note” means a promissory note evidencing the Initial Term Loan or a Delayed Draw Term Loan, as applicable.

“Notice” means a Funding Notice or a Conversion/Continuation Notice.

“Obligations” means all obligations of every nature of each Loan Party and its Subsidiaries from time to time owed to the Administrative Agent (including former Administrative Agents), the Lenders or any of them, under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), the Prepayment Premium (if any), fees, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

“OFAC” has the meaning specified in the definition of “Anti-Terrorism Laws”.

“OFAC Sanctions Programs” means (a) the Requirements of Law and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224, and (b) the list of Specially Designated Nationals and Blocked Persons administered by OFAC, in each case, as renewed, extended, amended, or replaced.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” has the meaning specified therefor in Section 2.15(b).

“Other Taxes” has the meaning specified in Section 2.15(c).

“Participant Register” has the meaning specified in Section 10.6(h)(ii).

“PATRIOT Act” has the meaning specified in Section 4.29.

“Payment Office” means Administrative Agent’s office located at 888 7th Avenue, 35th Floor New York, New York 10106, or such other office or offices of Administrative Agent as may be designated in writing from time to time by Administrative Agent to Collateral Agent and Company.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Perfection Certificate” means a certificate in form reasonably satisfactory to Administrative Agent that provides information with respect to the assets of each Loan Party.

“Permitted Acquisition” means any acquisition by Company or any of its wholly owned Guarantor Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

(a)           immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b)           all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(c)           in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Guarantor Subsidiary of Company in connection with such acquisition shall be owned 100% by Company or a Guarantor Subsidiary thereof, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Section 5.10 and/or Section 5.11, as applicable;

(d)           Borrower and its Subsidiaries shall be in compliance with the covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended;

(e)           Company shall have delivered to Administrative Agent at least 10 days (or such shorter period as agreed to by Administrative Agent in writing) prior to such proposed acquisition, such information and documents that Administrative Agent may reasonably request, including, without limitation, financial information with respect to such acquired assets and drafts of the respective acquisition agreements related thereto;

(f)           the acquisition shall have been approved by the Board of Directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired; and

(g)           the total consideration (excluding any portion thereof paid with proceeds of an Equity Issuance) paid in connection with all such acquisitions consummated since the Closing Date shall not exceed $50,000,000.

“Permitted Indebtedness” means:

(a)           the Obligations;

(b)           Permitted Intercompany Investments;

(c)           Indebtedness incurred by Borrower or any of its Subsidiaries arising from agreements providing for indemnification or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Company or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or Asset Sales permitted hereunder;

(d)           Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business and Indebtedness constituting guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries;

(e)           Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(f)           Indebtedness described in Schedule 6.1, and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(g)           Indebtedness in an aggregate amount not to exceed at any time $1,000,000 with respect to (i) Capital Leases and (ii) purchase money Indebtedness (including any Indebtedness acquired in connection with a Permitted Acquisition); provided that any such Indebtedness shall be secured only by the asset subject to such Capital Lease or by the asset acquired in connection with the incurrence of such Indebtedness;

(h)           Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(i)           contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions;

(j)           Indebtedness of a Person whose assets or Capital Stock are acquired by the Borrower or any of its Subsidiaries in a Permitted Acquisition in an aggregate amount not to exceed $1,000,000 at any one time outstanding; provided, that such Indebtedness (i) is either purchase money Indebtedness or a Capital Lease with respect to equipment or mortgage financing with respect to a facility, (ii) was in existence prior to the date of such Permitted Acquisition, and (iii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition;

(k)           unsecured Indebtedness owing to the seller party to a Permitted Acquisition that is incurred by the applicable Loan Party in connection with the consummation of one or more Permitted Acquisitions so long as (i) the aggregate principal amount for all such Indebtedness does not exceed $10,000,000 at any one time outstanding, and (ii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to the Administrative Agent, and (iii) such Indebtedness is otherwise on terms and conditions (including all economic terms and the absence of covenants) reasonably acceptable to the Administrative Agent;

(l)           other Indebtedness of Borrower and its Subsidiaries, which is unsecured and subordinated to the Obligations in a manner satisfactory to Administrative Agent in an aggregate amount not to exceed at any time $5,000,000; and

(m)           Indebtedness incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations.

“Permitted Intercompany Investments” means Investments by (a) a Loan Party to or in another Loan Party, (b) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party, and (c) a Subsidiary that is not a Loan Party to or in a Loan Party, so long as, in the case of a loan or an advance, the parties thereto are party to an Intercompany Subordination Agreement.

“Permitted Investments” means:

(a)           Investments in Cash and Cash Equivalents;

(b)           equity Investments owned as of the Closing Date in any Subsidiary;

(c)           Permitted Intercompany Investments;

(d)           loans and advances to employees of Borrower and its Subsidiaries (i) made in the ordinary course of business, and (ii) any refinancings of such loans after the Closing Date, in each case, in an aggregate amount not to exceed $1,000,000;

(e)           Permitted Acquisitions;

(f)           Investments described in Schedule 6.7 as of the Closing Date;

(g)           any Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business or received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(h)           loans and advances by Borrower or any of its Subsidiaries in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Junior Payments in respect thereof), Restricted Junior Payments to the extent permitted to be made to Borrower or any of its Subsidiaries in accordance with Section 6.5(a), (b) or (c); and

(i)           so long as no Event of Default has occurred and is continuing or would result therefrom, other Investments (other than any Investment constituting a disposition or contribution of the Products or the Product Patents) in an aggregate amount not to exceed $10,000,000 at any time outstanding.

“Permitted Liens” means:

(a)           Liens in favor of Administrative Agent for the benefit of Secured Parties granted pursuant to any Loan Document;

(b)           Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and reserves required by GAAP have been made, so long as the aggregate amount of such Taxes does not exceed $1,000,000;

(c)           statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business for amounts not yet overdue;

(d)           Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations, so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)           easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

(f)           any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g)           Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h)           purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases entered into in the ordinary course of business;

(i)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)           any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k)           Liens described in Schedule 6.2; provided that any such Lien shall only secure the Indebtedness that it secures on the Closing Date and any Permitted Refinancing Indebtedness in respect thereof;

(l)           Liens securing Capital Leases or purchase money Indebtedness permitted pursuant to clause (g) of the definition of Permitted Indebtedness; provided, any such Lien shall encumber only the asset subject to such Capital Lease or the asset acquired with the proceeds of such Indebtedness;

(m)           Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(n)           Liens assumed by Borrower and its Subsidiaries in connection with a Permitted Acquisition that secure Indebtedness permitted by clause (j) of the definition of Permitted Indebtedness;

(o)           other Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $1,000,000 at any one time outstanding;

(p)           Liens securing any judgments, writs or warrants of attachment or similar process not constituting an Event of Default under Section 8.1(h); and

(q)           Liens that are contractual rights of setoff relating to purchase orders entered into with customers, vendors or suppliers of such Person in the ordinary course of business.

“Permitted Product Transaction” means a transaction that includes the granting of a license or sublicense of any rights under any Product Patents or Registrations pursuant to a Product Agreement.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Subsidiaries; provided that:

(a)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(b)           such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(c)           if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Obligations on terms at least as favorable to the Administrative Agent and the Lenders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(d)           such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pledge and Security Agreement” means the Pledge and Security Agreement executed by Grantors in favor of Administrative Agent for the benefit of the Secured Parties, as it may be amended, supplemented or otherwise modified from time to time in accordance with and subject to the terms and conditions hereof and thereof.

“Prepayment Premium” has the meaning specified in the Fee letter.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for Administrative Agent, such Person’s “Principal Office” as set forth on Appendix B, or such other office as such Person may from time to time designate in writing in accordance with Section 10.1 to Company and each Lender.

“Products” means Annovera, Bijuva and Imvexxy.

“Product Agreement” means any agreement entered into between Company or any of its Subsidiaries with another Person that includes the granting of a license or sublicense of any rights under any Product Patents or Registrations that allows such Person to develop or commercialize a Product outside the United States.

“Product Patents” means the Annovera Patents, Bijuva Patents and Imvexxy Patents.

“Product Revenue” means, for any period, (a) the consolidated gross revenues of Borrower and its Subsidiaries generated solely through the commercial sale of Products by Borrower and its Subsidiaries during such period, less, without duplication, (b)(i) trade, quantity and cash discounts allowed by Borrower, (ii) discounts, refunds, rebates, charge backs, retroactive price adjustments and any other allowances which effectively reduce net selling price, (iii) product returns and allowances, (iv) allowances for shipping or other distribution expenses, (iv) set-offs and counterclaims, and (v) any other similar and customary deductions used by Borrower in determining net revenues, all, in respect of (a) and (b), as determined in accordance with GAAP and calculated on a basis consistent with the Historical Financial Statements delivered to Administrative Agent prior to the Closing Date.

“Pro Rata Share” means, with respect to:

(a) (i) a Lender’s obligation to make the Initial Term Loan and such Lender’s right to receive payment of the Facility Fee in respect thereof, the percentage obtained by dividing (A) such Lender’s Initial Term Loan Commitment by (B) the Total Initial Term Loan Commitment; (ii) a Lender’s obligation to make a Delayed Draw A-1 Term Loan and such Lender’s right to receive payment of the Facility Fee in respect thereof, the percentage obtained by dividing (A) such Lender’s Delayed Draw A-1 Term Loan Commitment by (B) the aggregate amount of the Lenders’ Delayed Draw A-1 Term Loan Commitments; and (iii) a Lender’s obligation to make a Delayed Draw A-2 Term Loan and such Lender’s right to receive payment of the Facility Fee in respect thereof, the percentage obtained by dividing (A) such Lender’s Delayed Draw A-1 Term Loan Commitment by (B) the aggregate amount of the Lenders’ Delayed Draw A-2 Term Loan Commitments;

(b) a Lender’s right to receive payments of interest, fees (other than the Facility Fee) and principal with respect to a Term Loan, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s portion of the Term Loan, by (ii) the aggregate unpaid principal amount of the Term Loan; and

(c) all other matters the percentage obtained by dividing (i) the sum of such Lender’s Delayed Draw Term Loan Commitment and the unpaid principal amount of such Lender’s portion of the Term Loan, by (ii) the sum of the Total Delayed Draw Term Loan Commitment and the aggregate unpaid principal amount of the Term Loan.

“Protective Advances” has the meaning specified in Section 9.11.

“Public Health Laws” means all Requirements of Law relating to the procurement, development, clinical and non-clinical evaluation, product approval or licensure, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, sale, labeling, promotion, or post market requirements of any drug, biologic or other product (including, without limitation, any ingredient or component of the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. et seq.) and the Public Health Service Act (42 U.S.C. et seq.), including without limitation the regulations promulgated by the FDA at Title 21 of the Code of Federal Regulations and guidance, compliance policies and other guidelines issued by the FDA.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted Cash and Cash Equivalents (other than restrictions created by the Collateral Documents) of the Loan Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, which such Deposit Account or Securities Account is subject to a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Recipient” means Administrative Agent or any Lender.

“Register” has the meaning specified in Section 2.3(b).

“Registrations” shall mean authorizations, approvals, licenses, permits, certificates, or exemptions of or issued by any Governmental Authority (including pre-market approval applications, pre-market notifications, investigational new drug applications, product recertifications, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals or their foreign equivalent), and all applications for any of the foregoing, that are required for the research, development, manufacture, commercialization, distribution, marketing, storage, transportation, pricing, Government Authority reimbursement, use and sale of Products.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulatory Action” means an administrative or regulatory enforcement action, proceeding or investigation, warning letter, untitled letter, Form 483 inspectional observations or other notice of violation letter, recall, seizure, Section 305 notice or other similar written communication, or consent decree, issued by the FDA.

“Reinvestment Amounts” has the meaning specified term in Section 2.10(a)(ii).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Remedial Action” means all actions taken to (a) correct or address any actual or threatened non-compliance with Environmental Law, (b) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (c) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (d) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (e) perform any other actions authorized or required by Environmental Law or Governmental Authority.

“Replacement Lender” has the meaning specified in Section 2.18.

“Required Lenders” means Lenders whose Pro Rata Share (calculated in accordance with clause (c) of the definition thereof) aggregate at least 50.1%.

“Required Prepayment Date” has the meaning specified in Section 2.11(a).

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case having appropriate jurisdiction over and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock to the holders of that class, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Act or any comparable transaction under any similar law; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower or any of its Subsidiaries that is not a Loan Party now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Borrower or any of its Subsidiaries that is not a Loan Party now or hereafter outstanding and (d) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any subordinated Indebtedness.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities Account” means a securities account (as defined in the UCC).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Solvent” means, with respect to any Loan Party, that as of the date of determination, both (a)(i) the sum of such Loan Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party’s present assets; (ii) such Loan Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated or undertaken after the Closing Date; and (iii) such Person has not incurred and does not intend to incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Deposit Accounts” means each Deposit Account (other than any Excluded Account) of the Loan Parties held at Bank of America, N.A.

“Specified Product Component” means that portion of each of Annovera, Bijuva and Imvexxy described in clause (a) of each definition thereof.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding), imposed by any Governmental Authority, including all interest, penalties, additions to tax or other liabilities with respect thereto.

“Term Loan” means, collectively, the Initial Term Loan and each Delayed Draw Term Loan.

“Term Loan Commitment” means, collectively, the Initial Term Loan Commitment and the Delayed Draw Term Loan Commitments.

“Term Loan Maturity Date” means the earlier of (a) March 31, 2024 and (b) the date that the Term Loan shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Terminated Lender” has the meaning specified in Section 2.18.

“Total Delayed Draw Term Loan Commitment” means the sum of the amounts of the Lenders’ Delayed Draw Term Loan Commitments.

“Total Initial Term Loan Commitment” means the sum of the amounts of the Lenders’ Initial Term Loan Commitments.

“Transaction Costs” means the reasonable and documented fees, costs and expenses payable by Borrower or any of its Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Loan Documents.

“Type of Loan” means with respect to any Term Loan, a Base Rate Loan or a LIBOR Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“U.S.” or “United States” means the United States of America.

“Waivable Mandatory Prepayment” has the meaning specified in Section 2.11(b).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b)           the then outstanding principal amount of such Indebtedness.

Section 1.2             Accounting and Other Terms.

(a)           Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Sections 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with any reconciliation statements provided for in Section 5.1(f), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. Notwithstanding the foregoing, or anything else to the contrary in this Agreement or in any other Loan Document to the contrary for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof.

(b)           All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute.

(c)           For purposes of determining compliance with any incurrence or expenditure tests set forth in this Agreement, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars ($)) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other recognized and publicly available service for displaying exchange rates as may be reasonably selected by Administrative Agent or, in the event no such service is available, on such other basis as is reasonably satisfactory to Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other recognized and publicly available service for displaying exchange rates as may be reasonably selected by Administrative Agent or, in the event no such service is available, on such other basis as is reasonably satisfactory to Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

Section 1.3           Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations or Guaranteed Obligations shall mean the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, including any Prepayment Premium, (ii) all costs, expenses, or indemnities payable pursuant to Section 10.2 or Section 10.3 of this Agreement that have accrued and are unpaid regardless of whether demand has been made therefor and (iii) all fees, charges, expense reimbursement and other Obligations that have accrued hereunder or under any other Loan Document and are unpaid and are payable hereunder and (b) the receipt by Administrative Agent of cash collateral from any Loan Party in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to an Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agents reasonably determine is appropriate to secure such contingent Obligations. Notwithstanding anything in the Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be enacted, adopted, issued, phased in or effective after the date of this Agreement regardless of the date enacted, adopted, issued, phased in or effective. Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Loan Document) and (b) any reference to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. This Section 1.3 shall apply, mutatis mutandis, to all Loan Documents.

Section 1.4            Time References. Unless otherwise indicated herein, all references to time of day refer to Central Standard Time or Central daylight saving time, as in effect in Dallas, Texas on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to Administrative Agent or any Lender, such period shall in any event consist of at least one full day.

Article II

LOANS

Section 2.1            Term Loans.

(a)           Loan Commitment. Subject to the terms and conditions hereof:

(i)           each Lender severally agrees to make, on the Closing Date, an Initial Term Loan to Company in an amount equal to such Lender’s Initial Term Loan Commitment;

(ii)          each Lender severally agrees to make, after the Closing Date and at any time prior to the Delayed Draw Term Loan Commitment Termination Date, a Delayed Draw A-1 Term Loan to Company in an aggregate amount equal to such Lender’s Delayed Draw A-1 Term Loan Commitment; and

(iii)         each Lender severally agrees to make, after the Closing Date and at any time prior to the Delayed Draw Term Loan Commitment Termination Date, a Delayed Draw A-2 Term Loan to Company in an aggregate amount equal to such Lender’s Delayed Draw A-2 Term Loan Commitment.

Company may make only one borrowing under the Initial Term Loan Commitment which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.9, all amounts owed hereunder with respect to the Term Loan shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Initial Term Loan Commitment on such date in an amount equal to such Lender’s Pro Rata Share (calculated in accordance with clause (a)(i) of the definition thereof) of such funded Initial Term Loan. Each Lender’s Delayed Draw A-1 Term Loan Commitment shall be permanently reduced immediately and without further action upon the funding of each Delayed Draw A-1 Term Loan after the Closing Date in an amount equal to such Lender’s Pro Rata Share (calculated in accordance with clause (a)(ii) of the definition thereof) of such funded Delayed Draw A-1 Term Loan. Each Lender’s Delayed Draw A-1 Term Loan Commitment shall terminate immediately and without further action on the earlier to occur of (i) the Term Loan Maturity Date and (ii) the applicable Delayed Draw Term Loan Commitment Termination Date after giving effect to the funding of such Lender’s Delayed Draw A-1 Term Loan Commitment, if any, on such date. Each Lender’s Delayed Draw A-2 Term Loan Commitment shall be permanently reduced immediately and without further action upon the funding of each Delayed Draw A-2 Term Loan after the Closing Date in an amount equal to such Lender’s Pro Rata Share (calculated in accordance with clause (a)(iii) of the definition thereof) of such funded Delayed Draw A-2 Term Loan. Each Lender’s Delayed Draw A-2 Term Loan Commitment shall terminate immediately and without further action on the earlier to occur of (i) the Term Loan Maturity Date and (ii) the applicable Delayed Draw Term Loan Commitment Termination Date after giving effect to the funding of such Lender’s Delayed Draw A-2 Term Loan Commitment, if any, on such date.

(b)           Borrowing Mechanics for Term Loans.

(i)           Company shall deliver to Administrative Agent a fully executed Funding Notice no later than three Business Days prior to the Closing Date (or such shorter period permitted by Administrative Agent), with respect to Term Loans made on the Closing Date. Following the Closing Date (and subject to the conditions set forth in Section 3.2), whenever Company desires that Lenders make a Delayed Draw Term Loan, Company shall deliver to Administrative Agent a fully executed and delivered Funding Notice at least 15 Business Days in advance of the proposed Credit Date (or such shorter period consented to by Administrative Agent). Except as otherwise provided herein, a Funding Notice for a Term Loan that is a LIBOR Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith. Promptly upon receipt by Administrative Agent of any such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing. Administrative Agent and Lenders (A) may act without liability upon the basis of written or facsimile notice believed by Administrative Agent in good faith to be from Company (or from any Authorized Officer thereof designated in writing purportedly from Company to Administrative Agent), (B) shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Term Loan on behalf of Company until Administrative Agent receives written notice to the contrary, and (C) shall have no duty to verify the authenticity of the signature appearing on any written Funding Notice.

(ii)           Each Lender shall make its Initial Term Loan available to Administrative Agent not later than 12:00 p.m. on the applicable Credit Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent’s Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.

(c)           During the Delayed Draw Term Loan Commitment Period, drawings under the (i) Delayed Draw A-1 Term Loan Commitment shall be (A) made on not more than 1 date and (B) made in an aggregate amount not exceeding $50,000,000 and (ii) Delayed Draw A-2 Term Loan Commitment shall be (A) made on not more than 1 date and (B) made in an aggregate amount not exceeding $50,000,000, and in each case for clauses (i) and (ii) shall be subject to the satisfaction of the conditions set forth in Section 3.2.

(d)           Pro Rata Shares; Availability of Funds.

(i)           Pro Rata Shares. All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(ii)           Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.1(d)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

Section 2.2            Use of Proceeds. The proceeds of the Term Loans made on and after the Closing Date shall be applied by Company for working capital, capital expenditures and general corporate purposes of Borrower and its Subsidiaries. No portion of the proceeds of the Term Loan shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

Section 2.3            Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)           Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect Company’s Obligations in respect of any Term Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)           Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the principal amount of the Term Loans (and stated interest therein) of each Lender from time to time (the “Register”). The Register shall be available for inspection by Company at any reasonable time and from time to time upon reasonable prior notice, and Administrative Agent shall notify Company in writing following any updates to the Register made from time to time. Administrative Agent shall record in the Register the Term Loans, and each repayment or prepayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive (absent manifest error) and binding on Company and each Lender, and Company, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to and in accordance with the terms and conditions hereof as a Lender hereunder for any purposes of this Agreement; provided, failure to make any such recordation, or any error in such recordation, or any failure to provide notice of any updates to the Register, shall not affect Company’s Obligations in respect of any Term Loan. Company hereby designates the entity serving as Administrative Agent to serve as Company’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.3, and Company hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c)           Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company’s receipt of such notice) a Note or Notes.

Section 2.4            Interest.

(a)           Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)           if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii)           if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus the Applicable Margin.

(b)           The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any LIBOR Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c)           In connection with LIBOR Rate Loans there shall be no more than five Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Company fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of three months. At any time that a Default or an Event of Default has occurred and is continuing, Company no longer shall have the option to request that any portion of the Loans be a LIBOR Rate Loan and such LIBOR Rate Loans shall automatically convert to Base Rate Loans on the last day of the then current Interest Period. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing) to Company and each Lender.

(d)           Interest payable hereunder shall be computed on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

(e)           Except as otherwise set forth herein, interest on each Term Loan shall be payable in cash and in arrears (i) on each Interest Payment Date; (ii) upon any prepayment of that Term Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

Section 2.5            Conversion/Continuation.

(a)           Subject to Section 2.17 and so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

(i)       to convert at any time all or any part of any Term Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless Company shall pay all amounts due under Section 2.17 in connection with any such conversion; or

(ii)      upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a LIBOR Rate Loan.

(b)           Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

Section 2.6            Default Interest. Upon Company's receipt of written notice thereof from Administrative Agent following the occurrence and during the continuance of an Event of Default, the principal amount of all Term Loans outstanding and, to the extent permitted by applicable law, any accrued and unpaid interest payments on the Term Loans or any fees or other amounts owed hereunder (including any Prepayment Premium, if applicable), shall from and after the first date of the occurrence of such Event of Default bear interest (including post petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the Term Loans. All interest payable at the Default Rate shall be payable in cash on demand. Payment or acceptance of the Default Rate of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

Section 2.7           Fees.

(a)          Company agrees to pay to Administrative Agent all fees payable by it in the Fee Letter in the amounts and at the times specified therein.

(b)          All fees referred to in Section 2.7(a) shall be calculated on the basis of a 360 day year and the actual number of days elapsed.

Section 2.8           Repayment of Term Loans. Commencing on June 30, 2023 and on the last day of each Fiscal Quarter ending thereafter, the Borrower shall repay the principal amount of the Term Loan in an amount equal to 25.0% of the aggregate principal balance of the Term Loan on June 30, 2023, which payments shall be applied as follows: (a) first, the principal of the Initial Term Loan until paid in full, (b) second, the principal of the Delayed Draw A-1 Term Loan until paid in full and (c) third, the principal of the Delayed Draw A-2 Term Loan until paid in full. Notwithstanding the foregoing, the Term Loan, together with all other amounts owed hereunder with respect thereto, shall be paid in full no later than the Term Loan Maturity Date.

Section 2.9            Voluntary Prepayments and Commitment Reductions.

(a)           Voluntary Prepayments.

(i)       Subject to the terms of the Fee Letter, Company may prepay at any time the Term Loan on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.19(c)), in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii)       All such prepayments shall be made (A) upon not less than one Business Day's prior written notice in the case of Base Rate Loans and (B) upon not less than three Business Days' prior written notice in the case of LIBOR Rate Loans, in each case given to Administrative Agent by 3:00 p.m. on the date required (and Administrative Agent will promptly transmit such notice to each Lender). Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied to the Term Loans as directed by the Borrower.

(b)           Voluntary Commitment Reductions.

(i)       Company may, upon not less than three Business Days' prior written to Administrative Agent (which original written notice Administrative Agent will promptly transmit to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part any unused portion of the Delayed Draw Term Loan Commitments; provided, any such partial reduction of the Delayed Draw Term Loan Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii)       Company's notice to Administrative Agent shall designate (A) the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction and (B) whether such termination or reduction is for the Delayed Draw A-1 Term Loan Commitment and/or the Delayed Draw A-2 Term Loan Commitment, and such termination or reduction of the Delayed Draw Term Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Delayed Draw Term Loan of each Lender proportionately to its Pro Rata Share thereof.

Section 2.10           Mandatory Prepayments.

(a)           Asset Sales.

(i)       No later than the fifth Business Day following the date of receipt by any Loan Party of any Net Proceeds from one or more Asset Sales constituting a Permitted Product Transaction in excess of $40,000,000 in the aggregate for all such Permitted Product Transactions, Company shall prepay the Term Loan as set forth in Section 2.11(a) in an aggregate amount equal to such Net Proceeds in excess of $40,000,000.

(ii)       No later than the fifth Business Day following the date of receipt by any Loan Party of any Net Proceeds from Asset Sales in excess of $5,000,000 in the aggregate in any Fiscal Year that do not constitute a Permitted Product Transaction, Company shall prepay the Term Loans set forth in Section 2.11(a) in an aggregate amount equal to such Net Proceeds in excess of $5,000,000 in such Fiscal Year; provided, so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) Company has delivered Administrative Agent prior written notice of Company's intention to apply such monies (the “Reinvestment Amounts”) to reinvest in or to the costs of purchase of other assets used or useful in the business of the Loan Parties including capital expenditures, (iii) the monies are held in a Deposit Account subject to a Control Agreement, and (iv) the Loan Parties complete such reinvestment or purchase within 365 days after the initial receipt of such monies, the Loan Parties shall have the option to apply such monies to the reinvestment in or the costs of purchase of other assets used or useful in the business of the Loan Parties (including capital expenditures) unless and to the extent that such applicable period shall have expired without such reinvestment or purchase being made or completed, in which case, any such amounts not so used to reinvest or purchase shall be paid to Administrative Agent and applied in accordance with Section 2.11(a).

(iii)       Nothing contained in this Section 2.10(a) shall permit Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.9.

(b)           Insurance/Condemnation Proceeds. No later than the fifth Business Day following the date of receipt by any Loan Party, or Administrative Agent as loss payee, of any Net Proceeds from insurance or any condemnation, taking or other casualty in excess of $5,000,000 in the aggregate in any Fiscal Year, Company shall prepay the Term Loan in an aggregate amount equal to such Net Proceeds in excess of $5,000,000 in the aggregate in any Fiscal Year; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, (ii) Company has delivered Administrative Agent prior written notice of Company's intention to apply the Reinvestment Amounts to reinvest in or the costs of purchase of other assets used or useful in the business of the Loan Parties (including capital expenditures), (iii) the monies are held in a Deposit Account subject to a Control Agreement, and (iv) the Loan Parties complete such reinvestment or purchase within 365 days after the initial receipt of such monies, the Loan Parties shall have the option to apply such monies to the reinvestment in or costs of purchase of other assets used or useful in the business of the Loan Parties (including capital expenditures) unless and to the extent that such applicable period shall have expired without such reinvestment or purchase being made or completed, in which case, any such amounts not so used to reinvest or purchase shall be paid to Administrative Agent and applied in accordance with Section 2.11(a).

(c)           Issuance of Debt. On the date of receipt by Borrower or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Borrower or any of its Subsidiaries (in each case, other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Company shall prepay the Term Loans as set forth in Section 2.11(a) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(d)           Extraordinary Receipts. On the date of receipt by Borrower or any of its Subsidiaries of any Extraordinary Receipts in excess of $5,000,000 in the aggregate in any Fiscal Year, Company shall prepay the Terms Loan as set forth in Section 2.11(a) in the amount of such Extraordinary Receipts in excess of $5,000,000.

(e)           Prepayment Certificate. Concurrently with any prepayment of the Term Loan pursuant to Section 2.10(a) through Section 2.10(d), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds and compensation owing to Lenders pursuant to the Fee Letter, if any, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

Section 2.11           Application of Prepayments.

(a)           Application of Prepayments of Term Loans. Except in connection with any Waivable Mandatory Prepayment provided for in Section 2.11(b), so long as no Application Event has occurred and is continuing, any mandatory prepayment of any Loan pursuant to Section 2.10, in each case, shall be applied as follows:

first, to prepay accrued and unpaid interest on the Term Loan;

second, to pay any Prepayment Premium payable thereon; and

third, to prepay (A) first, the principal of the Initial Term Loan to the installments thereof on a pro rata basis until paid in full, (B) second, the principal of the Delayed Draw A-1 Term Loan to the installments thereof on a pro rata basis until paid in full and (C) third, the principal of the Delayed Draw A-2 Term Loan to the installments thereof on a pro rata basis until paid in full.

(b)           Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event Company is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans pursuant to Section 2.8 and Section 2.10, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which Company is required to make such Waivable Mandatory Prepayment, Company shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such Lender's option to refuse such amount. Each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Company shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that pro rata portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loans of such Lenders (which prepayment shall be applied in accordance with Section 2.11(a)), and (ii) to the extent of any excess, to Company for working capital and general corporate purposes.

(c)           At any time an Application Event has occurred and is continuing, all payments shall be applied pursuant to Section 2.12(f). Nothing contained herein shall modify the provisions of Section 2.12(b) regarding the requirement that all prepayments be accompanied by accrued interest on the principal amount being prepaid to the date of such prepayment and any applicable Prepayment Premium, or any requirement otherwise contained herein to pay all other amounts as the same become due and payable in accordance with and subject to the terms and conditions herein.

Section 2.12           General Provisions Regarding Payments.

(a)           All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, not later than 3:00 p.m. to Administrative Agent's Account; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next Business Day unless otherwise consented to by Administrative Agent.

(b)           All payments in respect of the principal amount of any Term Loan shall be accompanied by payment of accrued and unpaid interest on the principal amount being repaid or prepaid, any applicable Prepayment Premium and all other amounts due and payable hereunder with respect to the principal amount being repaid or prepaid.

(c)           Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

(d)           Subject to the provisos set forth in the definition of “Interest Period”, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(e)           Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 3:00 p.m. to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with and subject to the terms and conditions of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.6 from the date such amount was due and payable until the date such amount is paid in full.

(f)           At any time an Application Event has occurred and is continuing, or the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Administrative Agent hereunder or under any Collateral Document in respect of any of the Obligations, including, but not limited to all proceeds received by Administrative Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows:

first, ratably to pay the Obligations in respect of any fees (other than any Prepayment Premium), expense reimbursements, indemnities and other amounts then due and payable to the Administrative Agent until paid in full;

second, ratably to pay interest then due and payable in respect of Protective Advances until paid in full;

third, ratably to pay principal of Protective Advances then due and payable until paid in full;

fourth, ratably to pay the Obligations in respect of any fees (other than any Prepayment Premium) and indemnities then due and payable to the Lenders with a Term Loan Commitment until paid in full;

fifth, ratably to pay interest then due and payable in respect of the Term Loan until paid in full;

sixth, ratably to pay (A) first, the principal of the Initial Term Loan until paid in full, (B) second, the principal of the Delayed Draw A-1 Term Loan until paid in full and (C) third, the principal of the Delayed Draw A-2 Term Loan until paid in full;

seventh, ratably to pay the Obligations in respect of any Prepayment Premium then due and payable to the Lenders with a Term Loan Commitment until paid in full;

eighth, to the ratable payment of all other Obligations then due and payable until paid in full; and

ninth, to Company or as otherwise directed by applicable law.

(g)           For purposes of Section 2.12(f) (other than clause eighth, of Section 2.12(f)), “paid in full” means payment in cash of all amounts due and payable under the Loan Documents in accordance with and subject to the terms and conditions thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(h)           In the event of a direct conflict between the priority provisions of Section 2.12(f) and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 2.12(f) shall control and govern.

(i)           Borrower hereby authorizes Administrative Agent to charge Company's accounts with Administrative Agent or any of its Affiliates in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose). The Lenders and Company also hereby authorize Administrative Agent to, and Administrative Agent may, from time to time upon prior notice to Company, charge the Loan Account with any amount due and payable by Company under any Loan Document. Each of the Lenders and Company agrees that Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 3.2 have been satisfied. Any amount charged to the Loan Account shall be deemed a Loan hereunder made by the Lenders to Company, funded by Administrative Agent on behalf of the Lenders and subject to Section 2.2. The Lenders and Company confirm that any charges which Administrative Agent may so make to the Loan Account as herein provided will be made as an accommodation to Company and solely at Administrative Agent's discretion, provided that Administrative Agent shall from time to time upon the request of Collateral Agent, charge the Loan Account of Company with any amount due and payable under any Loan Document.

(j)            Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

Section 2.13          Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Term Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender having Term Loans, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders having Term Loans in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

Section 2.14           Increased Costs; Capital Adequacy.

(a)           Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.15 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order) by any Governmental Authority having appropriate jurisdiction, or any determination of a court or Governmental Authority having appropriate jurisdiction, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-Governmental Authority (whether or not having the force of law): (i) subjects such Recipient (or its applicable lending office) to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii)-(iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender or such other Recipient (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender or such other Recipient, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender or such other Recipient for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender or such other Recipient shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender or such other Recipient under this Section 2.14(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)           Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, in each case, having appropriate jurisdiction or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Term Loans or other obligations hereunder with respect to the Term Loan to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after Tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) in accordance with Section 10.1 a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.14(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 2.15           Taxes; Withholding, etc.

(a)           For purpose of this Section, the term “applicable law” includes FATCA.

(b)           Withholding of Taxes. All sums payable by or on account of any Obligation of any Loan Party hereunder and under the other Loan Documents shall (except to the extent required by applicable law) be paid free and clear of, and without any deduction or withholding on account of, any Tax, other than, to the extent required by applicable law, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by the Recipient's net income (however denominated), franchise Taxes, and branch profits Taxes, imposed on the Recipient, in each case, (A) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (B) as the result of any other present or former connection between such Recipient and the jurisdiction imposing such Tax, other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document (“Other Connection Taxes”), (ii) in the case of a Lender, United States federal income withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Lender becomes a party hereto (other than pursuant to an assignment request by the Company under Section 2.18) or such Lender changes its lending office, except that this clause (ii) shall not apply to the extent that, pursuant to this Section 2.15 amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such recipient Lender's failure to comply with Section 2.15(e) and (iv) withholding Taxes imposed under FATCA (all such Taxes described in clauses (i)-(iv) above, collectively or individually, “Excluded Taxes”). If any Loan Party or any other Person is required by law to make any deduction or withholding on account of any Indemnified Tax from any sum paid or payable by or on account of any obligation of any Loan Party to Administrative Agent or any Lender under any of the Loan Documents: (1) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (2) Company shall pay any such Tax in accordance with applicable law, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (3) the sum payable by such Loan Party shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including such deductions or withholdings applicable to additional sums payable under this Section), Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (4) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(c)           Other Taxes. The Loan Parties shall pay to the relevant Governmental Authorities any present or future stamp, court, intangible, recording, filing or similar Taxes or documentary Taxes or any other excise or property Taxes that arise from any payment made hereunder or from the execution, delivery or registration, performance or enforcement of, or from the receipt or perfection of a security interest under or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”), provided that the definition of “Other Taxes” shall exclude Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18). Within thirty days after paying any such Other Taxes, each Loan Party shall deliver to Administrative Agent and any Lender evidence satisfactory to Administrative Agent and Lenders that such Other Taxes have been paid to the relevant Governmental Authority.

(d)           Tax Indemnification. The Loan Parties hereby jointly and severally indemnify and agree to hold Administrative Agent and Lender harmless from and against all Indemnified Taxes (including, without limitation, Indemnified Taxes imposed or asserted on or attributable to any amounts payable under this Section 2.15) paid by Administrative Agent or Lender or required to be withheld or deducted from a payment to Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. Such indemnification shall be paid within ten days from the date on which Administrative Agent or Lender makes written demand therefor specifying in reasonable detail the nature and amount of such Indemnified Taxes and such written demand shall be conclusive absent manifest error.

(e)           Evidence of Exemption From or Reduction of U.S. Withholding Tax.

(i)       Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under any Loan Document shall deliver to Company and Administrative Agent, at the time or times reasonably requested by Company or Administrative Agent, properly completed and executed documentation reasonably requested by Company or Administrative Agent as will permit such payments to be made without, or at a reduced rate, of withholding. In addition, any Lender, if reasonably requested by Company or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Company or Administrative Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements.

(ii)       Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent and Company, on or about the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or about the date such Person becomes a Lender hereunder, and at such other times as may be necessary in the determination of Administrative Agent or Company (in its reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8IMY (with appropriate attachments), W-8BEN, W-8BEN-E or W-8ECI (or any successor forms), as applicable, properly completed and duly executed by such Lender to establish that such Lender is not subject to, or eligible for a reduction of, deduction or withholding of United States federal income Tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents, and (ii) if such Lender is claiming exemption from United States federal income Tax under Section 871(h) or 881(c) of the Internal Revenue Code, a Certificate Regarding Non-Bank Status (to the effect that such Non-US Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code), properly completed and duly executed by such Lender. Each Lender required to deliver any forms or certificates with respect to United States federal income Tax withholding matters pursuant to this Section 2.15(e) hereby agrees, from time to time after the initial delivery by such Lender of such forms or certificates, whenever a lapse in time or change in circumstances renders such forms or certificates obsolete or inaccurate in any material respect, that such Lender shall deliver to Administrative Agent and Company, two new original copies of Internal Revenue Service Form W-8IMY (with appropriate attachments thereto), W-8BEN, W-8BEN-E or W-8ECI, as applicable, and, if applicable, a Certificate Regarding Non-Bank Status (or any successor forms), and other supplementary documentation reasonably requested by Borrower or Administrative Agent, as the case may be, properly completed and duly executed by such Lender, or notify Administrative Agent and Company of its legal inability to deliver any such forms or certificates. Notwithstanding the above, a Non-US Lender shall not be required to deliver any form pursuant to Section 2.15(e)(ii) that such Non-US Lender is not legally able to deliver.

(iii)       If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Company and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Company or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Company or Administrative Agent as may be necessary for Company and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.15(e)(iii), FATCA shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding the above, a Lender shall not be required to deliver any form or other form of documentation pursuant to this Section 2.15(e)(iii) that such Non-US Lender is not legally able to deliver.

(iv)       Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income Tax purposes shall deliver to Administrative Agent and Company, on or about the Closing Date (in the case of each such Lender listed on the signature pages hereof on the Closing Date) or on or about the date such Person becomes a Lender hereunder, and at such other times as may be necessary in the determination of Administrative Agent or Company (in its reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-9 (or any successor forms) properly completed and duly executed by such Lender to establish that such Lender is not subject to United States backup withholding Taxes with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents.

(f)           Treatment of Certain Refunds. If a recipient determines in its discretion exercised in good faith that it has received a refund of any Taxes (including any Tax credit in lieu of a refund) that were indemnified by any Loan Party or with respect to which a Loan Party paid additional amounts pursuant to this Section, it shall pay the amount equal to such refund to the applicable Loan Party (but only to the extent of indemnity payments or additional amounts actually paid by such Loan Party with respect to the Taxes giving rise to the refund), net of all out-of-pocket expenses (including Taxes) incurred by such recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Loan Parties shall, upon request by the recipient, repay to the recipient such amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no recipient shall be required to pay any amount to a Loan Party if such payment would place it in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Administrative Agent or any Lender be required to make its Tax returns (or any other information relating to its Taxes that it deems confidential) available to any Loan Party.

(g)           Survival. Each party's obligations under this Section 2.15 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by or replacement of a Lender, the termination of the Loan or Commitment, and the repayment, satisfaction, discharge or full payment of any obligations under any Loan Document.

Section 2.16          Obligation to Mitigate. Each Lender agrees that after the officer of such Lender responsible for administering its Term Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.13, 2.14, 2.15 or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, and to the extent it would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.13, 2.14, 2.15 or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion exercised in good faith, the making, issuing, funding or maintaining of such Term Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Term Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.16 unless Company agrees to pay all reasonable incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.16 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

Section 2.17          Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender violates any provision of Section 9.5(c), or, other than at the direction or request of any regulatory agency or authority having appropriate jurisdiction, defaults (in each case, a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) a Term Loan (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents; and (b) to the extent permitted by applicable law, until such time as the Default Excess, if any, with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Term Loans shall, if Administrative Agent so directs at the time of making such voluntary prepayment, be applied to Term Loans of other Lenders as if such Defaulting Lender had no Term Loans outstanding and the outstanding Term Loans of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Term Loans shall, if Administrative Agent so directs at the time of making such mandatory prepayment, be applied to the Term Loans of other Lenders (but not to the Term Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Term Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b). No Term Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.17, performance by Company of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.17. The rights and remedies against a Defaulting Lender under this Section 2.17 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default or violation of Section 9.5(c).

Section 2.18           Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.14, 2.15 or 2.16, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Administrative Agent and Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Administrative Agent may (which, in the case of an Increased-Cost Lender, only after receiving written request from Company to remove such Increased-Cost Lender), by giving written notice to Company and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Term Loans in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.7 (except for any Prepayment Premium (as defined in the Fee Letter)); (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.14 or 2.15 (except for any Prepayment Premium (as defined in the Fee Letter)); and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

Section 2.19           Making or Maintaining LIBOR Rate Loans.

(a)           Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have made good faith efforts to implement an Alternate Benchmark Rate and Administrative Agent shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Administrative Agent shall on such date give notice (by facsimile or by telephone confirmed in writing) in accordance with Section 10.1 of this Agreement to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

(b)           Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by facsimile or by telephone confirmed in writing) in accordance with Section 10.1 of this Agreement to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (A) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (B) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (C) the Affected Lender's obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.19(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written notice to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.19(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms hereof.

(c)           Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding Notice, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Company.

(d)           Booking of LIBOR Rate Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)           Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.19 and under Section 2.14 shall be made as though such Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (a)(i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.19 and under Section 2.14.

(f)            Provisions with Respect to LIBOR. If prior to the commencement of any Interest Period for any LIBOR Rate Loan,

(i)       the Administrative Agent shall have reasonably determined that adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, including, without limitation, because the Administrative Agent reasonably determines that either inadequate or insufficient quotations of the London interbank offered rate exist or the use of “LIBOR” has been discontinued (any determination of Administrative Agent to be conclusive and binding absent manifest error), or

(ii)       the Administrative Agent shall have received notice from the Required Lenders that LIBOR does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their LIBOR Rate Loans for such Interest Period, then the Administrative Agent shall give written notice to Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) the obligations of the Lenders to make LIBOR Rate Loans, or to continue or convert outstanding Loans as or into LIBOR Rate Loans, shall be suspended and (B) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

Article III

CONDITIONS PRECEDENT

Section 3.1            Closing Date. The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a)           Loan Documents. Administrative Agent shall have received copies of each Loan Document originally executed and delivered by each applicable Loan Party for each Lender party to this Agreement on the Closing Date.

(b)           Organizational Documents; Incumbency. Administrative Agent shall have received a Secretary's Certificate for each Loan Party attaching (i) copies of each Organizational Document of such Loan Party and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of such Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary (or other duly authorized officer) as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority (A) of such Loan Party's jurisdiction of incorporation, organization or formation and (B) in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business (solely in the case of this subclause (B), except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect), each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request.

(c)           Organizational and Capital Structure. The organizational structure and capital structure of Borrower and its Subsidiaries shall be as set forth on Schedule 4.2.

(d)           Sources and Uses. On or prior to the Closing Date, Company shall have delivered to Administrative Agent Company's reasonable best estimate of all sources and uses of Cash and other proceeds of Term Loans on the Closing Date.

(e)           Governmental Authorizations and Consents. Each Loan Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent.

(f)            Personal Property Collateral. In order to create in favor of Administrative Agent, for the benefit of Secured Parties, a valid, perfected first priority security interest (subject to any exceptions permitted in the Collateral Documents) in the personal property Collateral, Administrative Agent shall have received:

(i)       evidence reasonably satisfactory to Administrative Agent of the compliance by each Loan Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to authorize or execute, as the case may be as required under the applicable Collateral Documents, and deliver UCC financing statements, originals of securities (including stock certificates, if any, representing pledged Capital Stock along with appropriate endorsements), instruments and chattel paper, and any agreements governing deposit and/or securities accounts as provided therein and a duly executed authorization to pre-file UCC-1 financing statements which is effective as of the Closing Date), together with appropriate financing statements on Form UCC-1 in form for filing in such office or offices as may be necessary or, in the reasonable discretion of Administrative Agent, desirable to perfect the security interests purported to be created by each Pledge and Security Agreement and (B) evidence reasonably satisfactory to Administrative Agent of filing of such UCC-1 financing statements; provided, that such evidence of filing will not require the receipt on the Closing Date of certified copies of the filed UCC-1 financing statements;

(ii)       a completed Perfection Certificate dated the Closing Date and executed by an Authorized Officer of each Loan Party, together with all attachments contemplated thereby, including the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any assets or property of any Loan Party in the jurisdictions specified in the Perfection Certificate, together with copies of all such filings disclosed by such search; and

(iii)       evidence that each Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including, without limitation, evidence that Bank of America, N.A. has agreed to the forms of, and is prepared to sign on or promptly after the Closing Date, one or more Control Agreements in respect of the Specified Deposit Accounts) and made or caused to be made any other filing and recording reasonably required by Administrative Agent, in each case, to the extent required by, and subject to the terms and conditions of, the Pledge and Security Agreement or any other Collateral Document in effect on the Closing Date.

(g)           Financial Statements. Lenders shall have received from Borrower (i) the Historical Financial Statements (it being agreed that the financial statement for the month ended March 31, 2019 shall, if not available prior to the Closing Date, be delivered to Administrative Agent promptly upon it becoming available after the Closing Date) and (ii) pro forma consolidated balance sheets of Borrower and its Subsidiaries as at the Closing Date, and reflecting the transactions contemplated by the Loan Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance reasonably satisfactory to Administrative Agent.

(h)           Evidence of Insurance. Administrative Agent shall have received a certificate from Company's insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect.

(i)            Opinions of Counsel to Loan Parties. The Administrative Agent and its counsel shall have received copies of originally executed written opinions of DLA Piper LLP (US), counsel for Loan Parties, and such other applicable counsel for Loan Parties, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Loan Party hereby instructs each such counsel to deliver such opinions to Administrative Agent and Lenders).

(j)            Fees. Substantially contemporaneously with the initial funding of the Term Loan on the Closing Date, Company shall have paid to Administrative Agent, the fees and expenses then due and payable pursuant to Section 2.7 and Section 10.2.

(k)           Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate of the chief financial officer (or other substantially similar title) of Borrower substantially in the form of Exhibit F, dated as of the Closing Date and addressed to Administrative Agent and Lenders.

(l)            Closing Date Certificate. Company shall have delivered to Administrative Agent an originally executed copy of the Closing Date Certificate, together with copies of all attachments thereto.

(m)           No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments (including any Regulatory Action), pending or threatened in any court or before any arbitrator or Governmental Authority that singly or in the aggregate, would have a Material Adverse Effect or would result in any Material Regulatory Liability.

(n)           Minimum Qualified Cash. Administrative Agent shall have received evidence reasonably satisfactory to it that the Company shall have unrestricted Cash and Cash Equivalents (other than restrictions created by the Collateral Documents) of at least $50,000,000 immediately after giving effect to any Credit Extensions to be made on the Closing Date, including the payment of all Transaction Costs required to be paid in Cash on the Closing Date.

(o)           No Material Adverse Effect. Since December 31, 2018, no event, circumstance or change shall have occurred that has caused or has resulted in, either in any case or in the aggregate, a Material Adverse Effect.

(p)           Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found reasonably acceptable by Administrative Agent and its counsel and communicated in writing to the Loan Parties and their counsel as such shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel.

(q)           Bank Regulations. Administrative Agent shall have received all documentation and other information reasonably requested that is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, and all such documentation and other information shall be in form and substance reasonably satisfactory to the Administrative Agent.

(r)           Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice.

(s)           Representations and Warranties. The representations and warranties contained herein and in each other Loan Document or certificate delivered to Administrative Agent or any Lender pursuant hereto or thereto on or prior to the date hereof shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.

(t)           No Default or Event of Default. No event shall have occurred and be continuing or would result from the consummation of the transactions contemplated herein that would constitute an Event of Default or a Default.

(u)           No Contravention. The making of the Term Loan shall not contravene any law, rule or regulation of any Governmental Authority having appropriate jurisdiction over the Administrative Agent or any Lender that is applicable to Administrative Agent or any Lender.

(v)           Existing Indebtedness. Substantially contemporaneously with the initial funding of the Term Loan on the Closing Date, Borrower and its Subsidiaries shall have (i) repaid in full all Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, and (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of Borrower and its Subsidiaries thereunder being repaid on the Closing Date.

(w)           Registrations. All Registrations from the FDA in respect of the Products shall be valid and subsisting and in full force and effect.

Each Lender, by delivering its signature page to this Agreement and funding the Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document, instrument or agreement required to be approved by Administrative Agent, Required Lenders and/or Lenders, as applicable, on the Closing Date.

Section 3.2           Conditions to Each Credit Extension.

(a)           Conditions Precedent. The obligation of each Lender to make any Loan on any date following the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i)       Administrative Agent shall have received a fully executed and delivered Funding Notice;

(ii)       as of such Credit Date, the representations and warranties contained herein and in each other Loan Document or certificate delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the Credit Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date;

(iii)       as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

(iv)       Administrative Agent shall have received evidence reasonably satisfactory to it that the Company shall have unrestricted Cash and Cash Equivalents (other than restrictions created by the Collateral Documents) of at least $60,000,000 immediately after giving effect to any Credit Extensions to be made on such Credit Date;

(v)       solely in respect of any Delayed Draw A-1 Term Loan, Company shall have delivered, on or prior to December 31, 2019, evidence demonstrating [***]; and

(vi)       solely in respect of any Delayed Draw A-2 Term Loan, the Chief Financial Officer of Company shall have delivered a certificate (together with such other evidence as is reasonably requested by Administrative Agent) representing and warranting, and otherwise demonstrating to the reasonable satisfaction of Administrative Agent, that the Product Revenue for the Fiscal Quarter ending December 31, 2019 is greater than $11,000,000.

(b)           Notices. Any Notice shall be executed by an Authorized Officer of Company in a writing delivered to Administrative Agent.

Article IV

REPRESENTATIONS AND WARRANTIES

In order to induce Agents and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Loan Party represents and warrants to each Agent and Lender, on the Closing Date and on each Credit Date, that the following statements are true and correct:

Section 4.1            Organization; Requisite Power and Authority; Qualification. Each of Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of Company, to make the borrowings hereunder, and (c) is qualified to do business and in good standing in every jurisdiction wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.

Section 4.2            Capital Stock and Ownership. The Capital Stock of each of Borrower and its Subsidiaries has been duly authorized and validly issued and, if applicable, is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Borrower or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Borrower or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Borrower or any of its Subsidiaries of any additional membership interests or other Capital Stock of Borrower or any of its Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Borrower or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Borrower and each of its Subsidiaries in their respective Subsidiaries.

Section 4.3           Due Authorization. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate or limited liability, as applicable, action on the part of each Loan Party that is a party thereto.

Section 4.4            No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation of any Governmental Authority that is applicable to Borrower or any of its Subsidiaries, any of the Organizational Documents of Borrower or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government of any Governmental Authority that is binding on Borrower or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of Borrower or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent, on behalf of Secured Parties); (d) result in any default, non-compliance, suspension revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval of any Governmental Authority having appropriate jurisdiction that is applicable to its operations or any of its properties; or (e) require any approval or consents of stockholders, members or partners of Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

Section 4.5            Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent for filing and/or recordation, as of the Closing Date.

Section 4.6            Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

Section 4.7           Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments. As of the Closing Date, neither Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and any of its Subsidiaries taken as a whole.

Section 4.8           [Reserved].

Section 4.9          No Material Adverse Effect. Since December 31, 2018, no event, circumstance or change has occurred or has resulted in, either in any case or in the aggregate, a Material Adverse Effect.

Section 4.10        Adverse Proceedings, etc. As of the Closing Date, there are no Adverse Proceedings that (a) relate to any Loan Document or the transactions contemplated hereby or thereby or (b) individually or in the aggregate, could materially impair the Administrative Agent's security interest in the Collateral, the Borrower's and its Subsidiaries' respective rights, powers or remedies with respect to applicable Products or would otherwise reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is in violation of or in default with respect to any final judgments, writs, injunctions, decrees, rules, laws or regulations of any Governmental Authority having appropriate jurisdiction except to the extent such violation or default could not reasonably be expected to result in a Material Adverse Effect.

Section 4.11        Payment of Taxes. Except as otherwise permitted under Section 5.3, all U.S. federal and material state and local income tax returns and other material reports of Borrower and its Subsidiaries required to be filed by any of them have been timely filed, all such tax returns are true, complete and correct in all material respects, and all U.S. federal and material state and local Taxes shown as due and payable on such tax returns and all assessments, fees and other governmental charges upon Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Borrower knows of no proposed Tax assessment against Borrower or any of its Subsidiaries which is not being actively contested by Borrower or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Section 4.12        Properties, Title. Each of Borrower and its Subsidiaries has (a) good, sufficient, marketable and legal title to (in the case of fee interests in real property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and valid title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for (i) assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9 or (ii) defects in title or interests which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All such properties and assets are in working order and condition, ordinary wear and tear excepted, and except as permitted by this Agreement or any of the Collateral Documents, all such non-leasehold properties and assets are free and clear of Liens. As of the Closing Date, Schedule 4.12 contains a true, accurate and complete list of all real property owned or leased by Borrower and its Subsidiaries or where Collateral or books and records are located.

Section 4.13        Environmental Matters. In each case of the following sub-clauses (a)-(d), except as any such failure or exception to the applicable representation and warranty would not reasonably be expected to result in a Material Adverse Effect:

(a)         No Environmental Claim has been asserted against any Loan Party or any predecessor in interest nor has any Loan Party received notice of any threatened or pending Environmental Claim against Loan Party or any predecessor in interest.

(b)        There has been no Release of Hazardous Materials and there are no Hazardous Materials present in violation of Environmental Law at any of the properties currently owned or operated by any Loan Party.

(c)         The operation of the business of, and each of the properties owned or operated by, each Loan Party are in compliance with all Environmental Laws.

(d)        Each Loan Party holds and is in compliance Governmental Authorizations required under any Environmental Laws in connection with the operations carried on by it and the properties owned or operated by it.

Section 4.14        No Defaults. Neither Borrower nor any of its Subsidiaries (a) is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and (b) no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except , in each case of the foregoing subclauses (a)-(b), where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

Section 4.15        Material Contracts.

(a)       Schedule 4.15 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, which Material Contracts, together with any updates provided pursuant to Section 5.1(l), are in full force and effect and no defaults givng any party thereto the right to terminate such Material Contract currently exist thereunder (other than as described in Schedule 4.15 or in such updates).

(b)       Except as described in Schedule 4.15, each Material Contract is a legal, valid and binding obligation of Borrower, its Subsidiaries and, to the knowledge of Borrower, each other party thereto, is enforceable in accordance with its terms and is in full force and effect, subject bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Neither the Borrower nor its Subsidiaries, nor to the knowledge of the Authorized Officers of Borrower or its Subsidiaries, any other party to any Material Contract, is or was in material breach or default, under the terms of any Material Contract, and no condition existed or exists which, with the giving of notice or the lapse of time or both, could constitute a material breach or default by Borrower or any of its Subsidiaries thereunder.

Section 4.16        Governmental Regulation. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Borrower nor any of its Subsidiaries is required to register as a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 4.17        Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Term Loans made to such Loan Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.18        Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect.

Section 4.19        Certain Fees. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

Section 4.20        Solvency. The Loan Parties, on a consolidated basis, are and, upon the incurrence of the Credit Extension by the applicable Loan Party on the Closing Date and on each date on which this representation and warranty is made, will be, Solvent.

Section 4.21        [Reserved].

Section 4.22        Compliance with Statutes, etc. Each of Borrower and its Subsidiaries is in compliance with (i) its Organizational Documents and (ii) all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities having appropriate jurisdiction, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.23        Intellectual Property.

(a)       Each of Borrower and its Subsidiaries own, or hold licenses in, all trademarks, trade secrets, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted.

(b)       Schedule 4.23(b) sets forth a true, correct and complete listing in all material respects of all U.S. and foreign Product Patents as of the Closing Date, and identifies the owner of each such Product Patent and the Product to which such Product Patent relates. As of the Closing Date and except as identified in Schedule 4.23(b), (i) the owner listed on Schedule 4.23(b) for each Product Patent is the exclusive owner of such patent/application and no Third Party has any right, title, interest or ownership claim in such Product Patent, (ii) to the best of Borrower's and its Subsidiaries' knowledge, the Product Patents are valid, subsisting, and enforceable; (iii) except for those patent applications that that are abandoned or lapse, in the case of provisional patent applications, in the due course of patent prosecution and in accordance with the reasonable business judgment of the Company and its subsidiaries in executing a comprehensive patent strategy designed to maximize and maintain exclusivity of the Products, none of the Product Patents have lapsed or been abandoned, cancelled or expired; (iv) Company has taken commercially reasonable steps to maintain such Product Patents, including by timely filing fees and responses; (v) each individual associated with the filing and prosecution of the Product Patents, including the named inventors, has complied in all material respects with all applicable duties of candor and good faith in dealing with any patent office, including the USPTO, in those jurisdictions where such duties exist.

(c)       As of the Closing Date, Schedule 4.23(c) sets forth a true, correct and complete listing, under separate headings, of all material written Contractual Obligations (i) under which Company or its Subsidiaries uses or licenses any Product Patents that any other Person owns, or owes any royalties or other payments to any Person for the use of any Product Patents, (ii) under which Company or its Subsidiaries have granted any Person any right or interest in any Product Patents, and (iii) that otherwise limit the Company or its Subsidiaries' use of or rights in the Product Patents (including co-existence agreements and covenants not to sue). Company may update this list to add additional licenses, so long as such amendment occurs by written notice to Administrative Agent, and subject to Company's obligations and restrictions under this Agreement.

(d)       There is no opposition, interference, reexamination, derivation or other post-grant proceeding, injunction, claim, suit, action, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim (collectively, “Disputes”) that is pending or currently threatened in writing, that challenges the scope, validity, enforceability, ownership, or inventorship of the Product Patents. Company and its Subsidiaries have not received any written notice that there is any, and to the knowledge of the Authorized Officers of the Borrower and its Subsidiaries there is no, Person who is or claims to be an inventor under any of the Product Patents who is not a named inventor thereof.

(e)       To the best of Borrower's knowledge, there is no past, pending or threatened, and no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) could reasonably be expected to give rise to or serve as a basis for any, action, suit, or proceeding, or any investigation or written claim by any Person that claims or alleges that the manufacture, use, marketing, sale, offer for sale, importation or distribution of any Product, once marketed, does or could infringe on any patent or other intellectual property rights of any other Person or constitute misappropriation of any other Person's trade secrets or other intellectual property rights anywhere in the world.

Section 4.24        Insurance. Each of Borrower and its Subsidiaries (a) maintains insurance to such extent and against such risks, as is customary with companies in the same or similar businesses, (b) is covered by workmen's compensation insurance in the amount required by applicable law, (c) maintains commercial general liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (d) maintains such other insurance as may be required by any Governmental Authority. Schedule 4.24 sets forth a list of all insurance maintained by each Loan Party on the Closing Date.

Section 4.25        Common Enterprise. Each Loan Party expects to derive benefit (and its Board of Directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of a group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

Section 4.26        Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required by any Governmental Authority having appropriate jurisdiction for such Person to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, except for any such permits, licenses, authroizations, approvals, entitlements and accreditations which, if not obtained, could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, in each case, to the extent any such condition, event or claim could not be reasonably be expected to have a Material Adverse Effect.

Section 4.27        Bank Accounts and Securities Accounts. Schedule 4.27 sets forth a complete and accurate list in all material aspects as of the Closing Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof in reasonable detail (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

Section 4.28        Security Interests. The Collateral Documents create in favor of Administrative Agent, for the benefit of Secured Parties, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 3.1(f), the posssession by the Administrative Agent of any certificated Capital Stock or instrument owned by such Loan Party, the recording of the Collateral Assignments for Security referred to in each Pledge and Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office and the taking of all other actions required by the Pledge and Security Agreement, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority (subject to any Permitted Liens) security interests, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (a) the filing of continuation statements in accordance with applicable law, (b) the recording of the Collateral Assignments for Security pursuant to each Pledge and Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights, and (c) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property and all other recordings and filings required in any jurisdiction other than the U.S. in order to create, register or perfect any such security interests, in each case, so long as Administrative Agent has not required any Loan Party to create, register or perfect such security interests in accordance with Section 5.11.

Section 4.29        PATRIOT ACT and FCPA. To the extent applicable, each Loan Party is in compliance with (a) the laws, regulations and Executive Orders administered by OFAC, and (b) the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act ) of 2001 (the “PATRIOT Act”). Neither the Loan Parties nor any of their officers, directors, employees, agents or shareholders acting on the Loan Parties' behalf shall use the proceeds of the Loans to make any payments, directly or indirectly (including through any third party intermediary), to any Foreign Official in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). None of the Loan Parties nor any Affiliates of any Loan Parties that are controlled by the Loan Parties, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws. None of the Loan Parties, nor any Affiliates of any Loan Parties that are controlled by the Loan Parties, or their respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is a Blocked Person. None of the Loan Parties, nor any of their agents acting in any capacity in connection with the Loans or other transactions hereunder (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Programs.

Section 4.30        Managerial Assistance and Related Persons. Each Loan Party represents and warrants that (a) TSL has offered to make available to each of them “significant managerial assistance” (as defined in Section 2(a)(47) of the Investment Company Act of 1940) and, to the extent any Loan Party accepts such offer from TSL, the scope, terms and conditions of such significant managerial assistance are set forth in a separate agreement between such Loan Party and TSL and (b) it is not a “person” related to TSL as described in Section 57(b) or 57(e) of the Investment Company Act of 1940.

Section 4.31        Disclosure. No representation or warranty of any Loan Party contained in any Loan Document or in any other documents, certificates or written statements made or furnished to Lenders by or on behalf of Borrower or any of its Subsidiaries for use in connection with the transactions contemplated hereby when taken as a whole contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Notwithstanding anything to the contrary in the foregoing, it is hereby understood and agreed by each party to this Agreement that any projections, budgets, estimates, pro forma financial information, any other forward-looking statements or information of a general economic or industry nature contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections, budgets, estimates, pro forma financial information and forward looking statements are not to be viewed as facts and that actual results during the period or periods covered by any such projections, budgets, estimates, pro forma financial information and forward looking statements may differ from the projected results and such differences may be material. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Authorized Officer of the Company (other than matters of a general economic nature) that, individually or in the aggregate, are material and pertinent in the transactions contemplated hereby or the Products that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

Section 4.32        Use of Proceeds. The proceeds of the Term Loan shall be applied by Company for working capital, capital expenditures, and general corporate purposes of Borrower and its Subsidiaries. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

Section 4.33        Regulatory Compliance.

(a)       Each of Borrower and its Subsidiaries have all Registrations from the FDA, comparable foreign counterparts or any other Governmental Authority required to conduct their respective businesses as currently conducted, except where the failure to have all such Registrations would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. Each of such Registrations is valid and subsisting in full force and effect. To the knowledge of Borrower and its Subsidiaries, neither the FDA nor any comparable Governmental Authority is considering limiting, suspending, or revoking such Registrations or changing the marketing classification or labeling of any Products under such Registrations. To the knowledge of the Borrower and its Subsidiaries, there is no false or materially misleading information or significant omission in any Product application or other notification, submission or report to the FDA or any comparable Governmental Authority that was not corrected by subsequent submission, and all such applications, notifications, submissions and reports provided by Borrower and its Subsidiaries were true, complete, and correct in all material respects as of the date of submission to FDA or any comparable Governmental Authority. Borrower and its Subsidiaries have not failed to fulfill and perform their material obligations which are due under each such Registration, and, no event has occurred or condition or state of facts exists which would constitute a breach or default under any such Registration, in each case that would reasonably be expected to cause the revocation, termination or suspension or material limitation of any such Registration. To the knowledge of the Borrower and its Subsidiaries, any third party that develops, researches, manufactures, commercializes, distributes, sells or markets Products pursuant to an agreement with Borrower or its Subsidiaries (a “Loan Party Partner”) is in compliance with all Registrations from the FDA and any comparable Governmental Authority insofar as they pertain to Products, and each such Loan Party Partner is in compliance with applicable Public Health Laws, except where the failure to so be in compliance would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities

(b)       Each of Borrower and its Subsidiaries is in compliance, and has been in compliance, with all Public Health Laws, except to the extent that any such non-compliance, individually or in the aggregate, could not reasonably be expected to result in Material Regulatory Liabilities.

(c)       To the extent applicable, all products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold, marketed or delivered by or on behalf of Borrower or any of its Subsidiaries, that are subject to the jurisdiction of the FDA have been and are being designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold, marketed or delivered in compliance in all material respects with the Public Health Laws. To the knowledge of Borrower and its Subsidiaries, there are no defects in the design or technology embodied in any Products that are reasonably expected to prevent the safe and effective performance of any such Product for its intended use (other than such limitations specified in the applicable package insert), except for such defects that would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities or other Liabilities. None of the Products has been the subject of any products liability or warranty action against Borrower or its Subsidiaries.

(d)       Neither Borrower nor any of its Subsidiaries is currently subject to any material obligation arising pursuant to a Regulatory Action and, to the knowledge of Borrower and its Subsidiaries, no such material obligation or Regulatory Action has been threatened by a Governmental Authority in writing. In addition, and without limitation on the foregoing, except as set forth on Schedule 4.33(d) neither Borrower nor any of its Subsidiaries has received any written notice or communication from the FDA, comparable foreign counterparts or any other Governmental Authority alleging material non-compliance with any Public Health Law or comparable foreign laws.

(e)       Except as set forth on Schedule 4.33(e), (i) neither Borrower nor any of its Subsidiaries has received any written notice or communication from the FDA or any other Governmental Authority alleging material noncompliance with any Public Health Law, including without limitation any Form FDA 483, notice of inspectional observation, notice of adverse finding, notice of violation, warning letters, untitled letters or other notices from the FDA and (ii) to the knowledge of Borrower and its Subsidiaries, no Loan Party Partner has received any written notice or communication from the FDA or any other Governmental Authority alleging material noncompliance with any Public Health Law, including without limitation any Form FDA 483, notice of inspectional observation, notice of adverse finding, notice of violation, warning letters, untitled letters or other notices from the FDA relating to such Loan Party Partner's work for Borrower or such Subsidiary. No Product has been seized, withdrawn, recalled, detained, or subject to a suspension (other than in the ordinary course of business) of research, manufacturing, distribution or commercialization activity. Neither Borrower nor any of its Subsidiaries is aware of any facts or circumstances that are reasonably likely to result in any recall of any Product.

Section 4.34        Government Contracts. Except as set forth on Schedule 4.34 as of the Closing Date hereof, neither Borrower nor any of its Subsidiaries is a party to any contract or agreement with any Governmental Authority and none of Borrower's or such Subsidiary's accounts receivables or other rights to receive payment are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state, county or municipal law.

Section 4.35        Health Care Regulatory Laws.

(a)       None of Borrower and its Subsidiaries, nor, to their knowledge, any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, is a party to, or bound by, any written order, individual integrity agreement, corporate integrity agreement or other formal written agreement with any Governmental Authority concerning their compliance with Federal Health Care Program Laws.

(b)       None of Borrower and its Subsidiaries, nor any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, nor to the knowledge of Borrower and its Subsidiaries, any Loan Party Partner: (i) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under any Federal Health Care Program; (ii) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the SSA; (iii) has been listed on the U.S. General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; or (iv) to the knowledge of Borrower and its Subsidiaries, is the target or subject of any current or potential investigation relating to any of the foregoing or any Federal Health Care Program-related offense. None of Borrower and its Subsidiaries, nor any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, nor any Loan Party Partner, has been debarred, excluded, disqualified or suspended from participation in any Federal Health Care Program or under any FDA Laws (including 21 U.S.C. § 335a).

(c)       None of Borrower and its Subsidiaries, nor any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, nor to the knowledge of Borrower and its Subsidiaries, any Loan Party Partner, has engaged in any activity that is in material violation of any Federal Health Care Program Laws, including the following:

(i)       knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

(ii)       knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

(iii)       knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or kind (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under any Federal Health Care Program; or (2) in return for purchasing, leasing, or ordering, or arranging, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part under any Federal Health Care Program in violation of 42 U.S.C. Section 1320a-7b(b); or

(iv)       knowingly and willfully offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to any person to induce such person (1) to refer an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under a Federal Health Care Program; or (2) to purchase, lease, order or arrange for or recommend purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part under a Federal Health Care Program in violation of 42 U.S.C. Section 1320a-7b(b).

(d)       To the knowledge of Borrower and its Subsidiaries, no person has filed or has threatened to file against Borrower or any of its Subsidiaries, an action relating to any FDA Law, Public Health Law or Federal Health Care Program Law under any whistleblower statute, including without limitation, under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

(e)       Each of Borrower and its Subsidiaries is in compliance in all material respects with HIPAA, and the provisions of all business associate agreements (as such term is defined by HIPAA) to which it is a party, and has implemented reasonably adequate policies, procedures and training designed to assure continued compliance and to detect non-compliance, except where the failure to implement such policies, procedures, and training would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Article V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than any such contingent obligations or liabilities hereunder that by the express terms thereof survive such payment in full of all Obligations), each Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article V.

Section 5.1        Financial Statements and Other Reports. Unless otherwise provided below, Borrower will deliver to Administrative Agent (for delivery to the Lenders):

(a)       Cash Reports. Promptly, but in any event within 5 Business Days, after the end of each fiscal month of the Company, a report (which report may consist of bank statements) of the current Cash and Cash Equivalent balances (including the balances in each Deposit Account of each Loan Party) of the Company and its Subsidiaries, which report shall identify (i) unrestricted (other than restrictions created by the Collateral Documents) and restricted Cash and Cash Equivalents and (ii) those accounts that constitute Qualified Cash; provided, that at any time the current Cash and Cash Equivalent balances of the Company and its Subsidiaries is less than $75,000,000, Administrative Agent may request at any time, and the Company shall promptly provide, a report of at least 95% of the current Cash and Cash Equivalent balances of the Company and its Subsidiaries, which report shall identify unrestricted (other than restrictions created by the Collateral Documents) and restricted Cash and Cash Equivalents (or, if greater, all Cash and Cash Equivalent balances required to satisfy the covenant set forth in Section 6.8).

(b)       Quarterly Financial Statements. As soon as available, and in any event (i) within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year and (ii) within 60 days after the end of the fourth Fiscal Quarter of each Fiscal Year, the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, statements of income and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification with respect thereto;

(c)       Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each Fiscal Year, (i) the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Grant Thornton LLP or other independent certified public accountants of recognized national standing selected by Borrower, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit (other than with respect to or resulting from an upcoming maturity of Indebtedness), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP);

(d)       Compliance Certificate. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Section 5.1(b) or Section 5.1(c), a duly executed and completed Compliance Certificate;

Notwithstanding the foregoing, the obligations in paragraphs (b), (c) and (d) of this Section 5.1 may be satisfied with respect to financial information of Borrower and its Subsidiaries by furnishing Borrower's Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, to the extent such information is in lieu of information required to be provided under Section 5.1(c), such materials are accompanied by an opinion of Grant Thornton LLP or other independent certified public accountants of recognized national standing selected by Borrower, and reasonably satisfactory to Administrative Agent, which opinion shall meet the standards set forth in Section 5.1(c).

(e)       Product Information. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter of any Fiscal Year), a description of (i) the aggregate number of Product units sold by the Loan Parties and the gross and net revenues with respect thereto presented on a monthly basis and (ii) the number of Product units sold by VitaCare Prescription Services, Inc. and the gross and net revenues with respect thereto presented on a monthly basis.

(f)       Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the information contained in the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to Section 5.1(b) or Section 5.1(c) (to the extent such information is applicable to the calculation of Product Revenue for purposes of determining the Borrower's compliance with Section 6.8(b)) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

(g)       Notice of Default. Promptly (but in any event within five (5) Business Days) upon any Authorized Officer of Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that written notice has been given to Borrower with respect thereto; (ii) that any Person has given any written notice to Borrower or any of its Subsidiaries or taken any other action which is reasonably likely to cause an Event of Default to occur pursuant to Section 8.1(b) of this Agreement; or (iii) of the occurrence of any event or change that has caused or resulted in any case or in the aggregate, a Material Adverse Effect or Material Regulatory Liabilities, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

(h)       Notice of Litigation. Promptly (but in any event within five (5) Business Days) upon any Authorized Officer of Company obtaining knowledge of (i) the institution of, or non-frivolous written threat of, any Adverse Proceeding or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) which relates to the Products, the Collateral or the Material Contracts or which could reasonably be expected to result in Material Regulatory Liabilities, or which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

(i)       ERISA. Promptly (but in any event within five (5) Business Days) upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that would reasonably be expected to result in a material Liability to a Loan Party, a written notice specifying the nature thereof, what action a Loan Party or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(j)       Insurance Report. As soon as practicable and in any event within 30 days after the end of each Fiscal Year, a report in form and substance reasonably satisfactory to Administrative Agent outlining all material changes in insurance coverage maintained as of the date of such report by Borrower and its Subsidiaries compared to the last day of the prior Fiscal Year, and any material changes to the insurance coverage planned to be maintained by Borrower and its Subsidiaries in the immediately succeeding Fiscal Year;

(k)        Regulatory and Product Notices. Each Loan Party shall promptly (but in any event within five (5) Business Days) after the receipt or occurrence thereof notify Administrative Agent of:

(i)       any written notice received by Borrower or its Subsidiaries alleging potential or actual material violations of any Public Health Law by Borrower or its Subsidiaries,

(ii)       any written notice that the FDA (or international equivalent) is limiting, suspending or revoking any Registration,

(iii)       any written notice that Borrower or its Subsidiaries has become subject to any Regulatory Action (other than any inspection or investigation in the ordinary course of business),

(iv)       the exclusion or debarment from any governmental health care program or debarment or disqualification by FDA of Borrower or its Subsidiaries or its or their Authorized Officers,

(v)       any written notice addressed to Borrower or any Subsidiary that a Borrower or any Subsidiary, or any of their licensees or sublicensees (including licensees or sublicensees under the Product Agreements), is being investigated or is the subject of any allegation of potential or actual violations of any Federal Health Care Program Laws, in each case, which could reasonably be expected to result in a Material Adverse Effect,

(vi)       any written notice that any Product of Borrower or its Subsidiaries has been seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States by a Governmental Authority having appropriate jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any Product or Products are pending or threatened in writing against Borrower or its Subsidiaries, or

(vii)       changing the market classification or labeling of the Products of Borrower and its Subsidiaries under any such Registration in a manner materially adverse to Borrower and its Subsidiaries,

except, in each case of (i) through (vii) above, where such action would not reasonably be expected to have, either individually or in the aggregate, Material Regulatory Liabilities;

(l)       Notice Regarding Material Contracts. Promptly (but in any event within five (5) Business Days) (i) after a Loan Party or a Subsidiary of a Loan Party receives a written notice of default or event of default under any Material Contract giving any party thereto the right to terminate such Material Contract, (ii) after Loan Party or a Subsidiary of a Loan Party receives or otherwise becomes aware of any (A) any dispute, purchase price adjustment, indemnity claim, exercise of rights of set-off or deduction (in each case, not in the ordinary course of business) or (B) litigation (including litigation threatened in writing), in each case for clauses (A) and (B) under or with respect any Material Contract, and (iii) after a new Material Contract is entered into, in each case of clauses (i) through (iii), furnish a written statement describing such event, with copies of such notices or new contracts together with all reasonably pertinent detail and information relating thereto, delivered to Administrative Agent, and an explanation of any actions being taken with respect thereto;

(m)       Information Regarding Collateral. Company will furnish to Administrative Agent prior written notice of any change (a) in any Loan Party's legal name or (b) in any Loan Party's corporate identity or corporate structure. Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC that are required in order for Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest may be perfected by the filing of a UCC-1 in the state of organization or formation of the Company or such applicable Guarantor and for such Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents. Company also agrees promptly to notify Administrative Agent if any material portion of the Collateral is damaged or destroyed;

(n)       Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Company shall deliver to Administrative Agent an Officer's Certificate either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.1(n) and/or identifying such changes;

(o)       Products.

(i)            Promptly, but in any event within five (5) Business Days after the receipt by the Company or any of its Subsidiaries or any Authorized Officer thereof obtaining knowledge of the occurrence thereof, notice of:

(A)       granting any sublicenses under any Product Agreement;

(B)       entering into any new Product Agreement (to the extent permitted under this Agreement); and

(C)       any material communications with the FDA that could reasonably be expected to result in a Material Adverse Effect; and

(ii)       Quarterly, in connection with the delivery of the Compliance Certificate required by Section 5.1(d), copies of royalty reports received for such quarter pursuant to any Product Agreement;

(p)       Regulatory Documentation. Company shall be responsible for, and shall maintain, with respect to each Product, all submissions to Governmental Authorities relating to the Products, including clinical studies, tests and biostudies, including all Product non-disclosure agreements, and the drug master files, as well as all correspondence with Governmental Authorities with respect thereto (including Registrations and licenses and regulatory drug lists, and any amendments or supplements thereto). Concurrent with the delivery of a Compliance Certificate following the end of each Fiscal Quarter in accordance with Section 5.1(d) and promptly following Administrative Agent's reasonable request from time to time, Company shall promptly provide to Administrative Agent copies of any and all regulatory filings submitted to any such Governmental Authorities and material correspondence sent to or received from Governmental Authorities, in each case, with respect to the Products;

(q)       Maintenance of Product Patents. Company shall take all commercially reasonable steps to maintain the Product Patents, including by timely filing fees and responses with the United States Patent and Trademark Office or any applicable foreign counterpart. Company shall provide prompt written notice to Administrative Agent of any material occurrences with respect to any Product Patents, and, upon Administrative Agent's request from time to time, shall promptly provide Administrative Agent with complete and correct copies of any material correspondence sent by Company to or received from the United States Patent and Trademark Office or any applicable foreign counterpart with respect to any Product Patent;

(r)       Other Information. (A) Promptly upon their becoming available and in any event within five (5) Business Days of Borrower's receipt thereof, copies of (i) all reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with the Securities and Exchange Commission or any similar governmental or private regulatory authority and which is not otherwise publicly available, and (ii) all amendments, waivers, consents, notices of default and reservations of rights with respect to and received by Borrower or its Subsidiaries from any holder of its Indebtedness having a principal amount greater than $5,000,000, (B) subject to any applicable confidentiality restrictions or restrictions under applicable law, promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party (other than a routine inquiry), and (C) such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent in writing in accordance with Section 10.1 of this Agreement.

Section 5.2        Existence. Except as otherwise permitted under Section 6.9, each Loan Party will, and will cause each of Borrower's Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and Governmental Authorizations, qualifications, franchises, licenses and permits material to its business and to conduct its business in each jurisdiction in which its business is conducted, except, in each case, which such failure to do so would not, either individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect; provided, no Loan Party or any of Borrower's Subsidiaries shall be required to preserve any such existence, right or Governmental Authorizations, qualifications, franchise, licenses and permits if such Person's Board of Directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

Section 5.3        Payment of Taxes and Claims. Each Loan Party will, and will cause each of Borrower's Subsidiaries to, (a) file all Tax returns required to be filed by Borrower or any of its Subsidiaries and (b) pay (i) all Taxes exceeding $500,000 imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon and (ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay imposition of any penalty, fine or Lien resulting from the non-payment thereof. No Loan Party will, nor will it permit any of Borrower's Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrower or its Subsidiaries).

Section 5.4        Maintenance of Properties. Each Loan Party will, and will cause each of Borrower's Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used or useful in the business of Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except, in each case, to the extent any such failure to maintain would not reasonably be expected to have a Material Adverse Effect, and (b) comply at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except, in each case, to the extent any such failure to comply could not reasonably be expected to have a Material Adverse Effect.

Section 5.5        Insurance.

(a)       The Loan Parties will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance reasonably satisfactory to Administrative Agent, and (ii) casualty insurance, such commercial general liability insurance, third party property damage insurance or such other insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such commercial general policy of insurance shall (1) name Administrative Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (2) in the case of each property insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent, on behalf of Secured Parties as the loss payee thereunder. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, Administrative Agent may, upon prior written notice to Company, arrange for such insurance, but at Company's expense and without any responsibility on Administrative Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(b)       Each of the insurance policies required to be maintained under this Section 5.5 shall provide for at least thirty (30) days' prior written notice to Administrative Agent of the cancellation or substantial modification thereof. Receipt of such notice shall entitle Administrative Agent (but Administrative Agent shall not be obligated), upon prior written notice to the Loan Parties, to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to this Section 5.5 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Loan Parties and to the extent the Loan Parties have not so renewed such policies or obtained similar insurance in place therefor.

Section 5.6        Books and Records; Inspections. Each Loan Party will, and will cause each of Borrower's Subsidiaries to, (a) maintain at all times at the chief executive office of Borrower copies of all material books and records of Borrower and its Subsidiaries, (b) keep adequate books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities and (c) permit any representatives designated by Administrative Agent or any Lender (including employees of Administrative Agent, any Lender or any consultants, auditors, accountants, lawyers and appraisers retained by Administrative Agent) to visit any of the properties of any Loan Party and any of Borrower's Subsidiaries to inspect, copy and take extracts from its and their financial and accounting records, all upon reasonable notice and at such reasonable times during normal business hours (so long as no Default or Event of Default has occurred and is continuing) and as often as may reasonably be requested; provided that, excluding any such visits and inspections during the occurrence and continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 5.6 and the Administrative Agent shall not, absent the occurrence and continuance of an Event of Default, exercise such rights more often than one time during any calendar year. The Loan Parties agree to pay the reasonable and documented out-of-pocket costs and expenses incurred by the examiner in connection therewith. Notwithstanding anything to the contrary in this Section 5.6, none of the Loan Parties or any of their Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) in respect of which disclosure to the Agents or any Lender (or their respective representatives) is prohibited by applicable law or Contractual Obligations that (A) are owed to any Person that is not an Affiliate of Borrower or its Subsidiaries that is controlled by Borrower or its Subsidiaries pursuant to a binding agreement to which Borrower or its Subsidiaries are a party and (B) that have not been waived by such Person following the use by Borrower or its Subsidiaries of commercailly reasonable efforts to obtain such waiver or (ii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 5.7        Lenders Meetings and Conference Calls.

(a)       Borrower will, upon the request of Administrative Agent or Required Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

(b)       Within 10 Business Days after delivery of financial statements and other information required to be delivered pursuant to Section 5.1(b), Borrower shall, upon request by the Administrative Agent, cause its chief financial officer or other Authorized Officers to participate in a conference call with Administrative Agent and all Lenders who choose to participate in such conference call, during which conference call the chief financial officer or such Authorized Officer shall review the financial condition of Borrower and its Subsidiaries and such other matters as Administrative Agent or any Lender may reasonably request in a reasonable time period in advance of such conference call.

Section 5.8        Compliance with Laws.

(a)       Each Loan Party will comply, and shall cause each of Borrower's Subsidiaries, to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), in each case, non-compliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)       Without limiting the generality of the foregoing, each Loan Party shall, and shall cause each of Borrower's Subsidiaries to, comply with all FDA Laws and Public Health Laws, and with all applicable Federal Health Care Program Laws, in each case, except where the failure to comply would not reasonably be expected to result, either individually or in the aggregate, in Material Regulatory Liabilities. All Products developed, manufactured, tested, investigated, distributed or marketed by or on behalf of the Loan Parties and Borrower's Subsidiaries that are subject to the jurisdiction of the FDA or any comparable Governmental Authority have been and shall be developed, tested, manufactured, investigated, distributed and marketed in compliance with the FDA Laws and any other Requirement of Law, including, without limitation, pre-market notification, good manufacturing practices, labeling, advertising, record-keeping, and adverse event reporting, in each case, except where the failure to comply would not reasonably be expected to result, either individually or in the aggregate, in Material Regulatory Liabilities.

Section 5.9        Environmental.

(a)       Each Loan Party shall (i) keep its owned real property free of any Environmental Liens; (ii) maintain and comply in all material respects with all Governmental Authorizations required under applicable Environmental Laws, except as any such failure which could not reasonably be expected to result in a Material Adverse Effect; and (iii) take all steps to prevent any Release of Hazardous Materials from any property owned or operated by any Loan Party, except as any such failure would not reasonably be expected to result in a Material Adverse Effect.

(b)       The Loan Parties shall promptly (but in any event within ten (10) Business Days) (i) notify Administrative Agent in writing (A) of any material Environmental Claims asserted against or material Environmental Liabilities and Costs of any Loan Party, and (B) any notice of Environmental Lien filed against any owned real property, and (ii) provide such other documents and information as reasonably requested by Administrative Agent in relation to any matter pursuant to this Section 5.9(b).

Section 5.10        Subsidiaries. In the event that any Person becomes a Subsidiary of Company, Company (including pursuant to a Permitted Acquisition) shall (a) within 10 Business Days of such Person becoming a Subsidiary (or such later time as is consented to by Administrative Agent) cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(f) and 3.1(i). With respect to each such Subsidiary, Company shall send to Administrative Agent written notice within 10 Business Days of such Person becoming a Subsidiary (or such later time as is consented to by Administrative Agent) setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.

Section 5.11        Further Assurances. At any time or from time to time upon the written request of Administrative Agent, each Loan Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things within its control as Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.21. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Administrative Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Borrower's Subsidiaries and all of the outstanding Capital Stock of Borrower's Subsidiaries, to the extent permitted under any Loan Document. Notwithstanding anything to the contrary in the foregoing or anywhere else in this Agreement or in any other Loan Document, unless requested by the Administrative Agent in its reasonable discretion, none of the Loan Parties or any of their Subsidiaries shall be required, nor shall the Administrative Agent or any Lender be authorized, to take any action with respect to any assets or property of any Loan Party located outside of the United States.

Section 5.12        Control Agreements. Each of Borrower and each Guarantor Subsidiary shall hold all of its cash and Cash Equivalents in a Deposit Account or Securities Account (other than any Excluded Accounts) subject to a Control Agreement. All such Control Agreements shall provide for “springing” cash dominion with respect to each such account that is not an Excluded Account, including each disbursement account. With respect to each Control Agreement providing for “springing” cash dominion, Administrative Agent will not deliver to the relevant depository institution a notice or other instruction which provides for exclusive control over such account by Administrative Agent until an Event of Default has occurred and is continuing.

Section 5.13        Post-Closing Matters. Company shall, and shall cause each of the Loan Parties to, satisfy the requirements set forth on Schedule 5.13 on or before the date specified for such requirement or such later date as is consented to by Administrative Agent.

Article VI

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than any such contingent obligations or liabilities hereunder that by the express terms thereof survive such payment in full of all Obligations), such Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article VI.

Section 6.1        Indebtedness. No Loan Party shall, nor shall it permit any of Borrower's Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, in each case, except Permitted Indebtedness.

Section 6.2        Liens. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, in each case, except Permitted Liens.

Section 6.3        Material Contracts. None of Borrower or any of its Subsidiaries shall agree to any set-off, counterclaim or other deduction under or with respect to any Material Contract, other than any such set-off, counterclaim or other deduction that is in the ordinary course of business and is explicitly required or permitted by the terms of such Material Contract as in effect on the date hereof or as amended from time to time in accordance with the terms hereof. Borrower and its Subsidiaries shall not materially breach any Material Contract or otherwise default under any Material Contract in such a manner as could reasonably be expected to give rise to a termination right of any other party to such Material Contract.

Section 6.4        No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted under Section 6.9 and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) no Loan Party nor any of Borrower's Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, in each case, except Permitted Liens.

Section 6.5        Restricted Junior Payments. No Loan Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, in each case, except for:

(a)       cashless repurchases of Capital Stock in the ordinary course of business in Borrower or any Subsidiary thereof deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants;

(b)       any Loan Party may make Restricted Junior Payments in the form of its payment in cash to the relevant Governmental Authority of any Taxes payable as a result of the vesting of Capital Stock in connection with equity-based compensation plans; provided, the aggregate amount of all such Restricted Junior Payments shall not exceed $10,000,000 during the term of this Agreement; or

(c)       Borrower may make payments of cash in lieu of fractional shares in connection with stock dividends, splits or combinations or conversions or exercises of convertible securities.

Section 6.6        Restrictions on Subsidiary Distributions. Except as provided herein, no Loan Party shall, nor shall it permit any of Borrower's Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind, in each case, except for Permitted Liens, on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing purchase money Indebtedness permitted by clause (g) of the definition of Permitted Indebtedness that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement. No Loan Party shall, nor shall it permit its Subsidiaries to, enter into any Contractual Obligations which would prohibit a Subsidiary of Borrower from being a Loan Party.

Section 6.7        Investments. Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except Permitted Investments. Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.

Section 6.8        Financial Covenants.

(a)       Minimum Qualified Cash. At all times, Borrower shall not permit Qualified Cash to be less than (a) $50,000,000 during the period commencing on the Closing Date to (but not including) the Credit Date in respect of the first Delayed Draw Term Loan made hereunder and (b) $60,000,000 thereafter.

(b)       Minimum Revenue. Borrower shall not permit Product Revenue for any Fiscal Quarter set forth below to be less than the amount set forth opposite such Fiscal Quarter:

Fiscal Quarter Ending	Product Revenue

December 31, 2020	$[***]

March 31, 2021	$[***]

June 30, 2021	$[***]

September 30, 2021	$[***]

December 31, 2021	$[***]

Fiscal Quarter Ending	Product Revenue

March 31, 2022	$[***]

June 30, 2022 and each Fiscal Quarter thereafter	$[***]

Section 6.9        Fundamental Changes; Disposition of Assets; Acquisitions. No Loan Party shall, nor shall it permit any of Borrower's Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, or otherwise enter into or consummate any Asset Sale, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever (including, without limitation, any Product (including, without limitation, any intellectual property rights related thereto) and any Product Agreement (including, without limitation, any of Company's rights thereunder)), whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)       any Subsidiary of Borrower may be merged with or into Company or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Subsidiary; provided, in the case of such a merger, Company or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person. Notwithstanding anything herein to the contrary, neither Borrower nor any of its Subsidiaries shall divide or enter into any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law);

(b)       Asset Sales (other than (i) subject to Section 6.9(d), those constituting Permitted Product Transactions and (ii) any other Asset Sale in respect of the Products or the Product Patents) in any Fiscal Year, the proceeds of which are less than $10,000,000 with respect to any single Asset Sale or series of related Asset Sales made within the same Fiscal Year; provided (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by officers of Company or the Board of Directors of Company (or similar governing body)), (B) no less than 85% thereof shall be paid in Cash, and (C) if and to the extent required by Section 2.10(a)(ii), the Net Proceeds thereof shall be applied as required by Section 2.10(a)(ii);

(c)       Permitted Acquisitions and other Permitted Investments;

(d)       Asset Sales constituting Permitted Product Transactions; provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom (it being understood that this clause (i) shall not prohibit the continued performance by any Loan Party in the ordinary course of business under contracts entered into prior to the occurrence of any such Event of Default) and (ii) the Net Proceeds thereof shall be applied as and to the extent required by Section 2.10(a)(i).

(e)       Borrower or any Subsidiary thereof may sell inventory and immaterial assets in the ordinary course of business;

(f)       Dispositions of obsolete or worn out, retired or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;

(g)       Borrower or any Subsidiary thereof may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business; and

(h)       the sale or discount with recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof.

Section 6.10      Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, no Loan Party shall, nor shall it permit any of Borrower’s Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

Section 6.11      Sales and Lease Backs. No Loan Party shall, nor shall it permit any of Borrower’s Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Borrower or any of its Subsidiaries) or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease.

Section 6.12      Transactions with Shareholders and Affiliates. No Loan Party shall, nor shall it permit any of Borrower’s Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower or of any such holder; provided, that the Loan Parties and Borrower’s Subsidiaries may enter into or permit to exist any such transaction if both Administrative Agent has consented thereto in writing prior to the consummation thereof and the terms of such transaction are not less favorable to Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; further, provided, further, that the foregoing restrictions shall not apply to any of the following:

(a)       any transaction among the Loan Parties expressly permitted hereunder;

(b)       reasonable and customary fees paid to members of the Board of Directors (or similar governing body) of Borrower and its Subsidiaries;

(c)       compensation arrangements for officers and other employees of Borrower and its Subsidiaries entered into in the ordinary course of business;

(d)       any transaction between a Loan Party and any direct or indirect holder of not more than 20% of any class of Capital Stock of Borrower so long as (i) such transaction is between a Loan Party and a federally regulated financial institution which occurs on an arm’s length basis in the ordinary course such Loan Party’s business consistent with past practice, (ii) such transaction involves the ordinary course financial services provided by such financial institution to such Loan Party, excluding any loan or other form of Indebtedness which is not Permitted Indebtedness, and (iii) such transaction is not otherwise prohibited under the terms of this Agreement; and

(e)       transactions described in Schedule 6.12.

Section 6.13      Conduct of Business. From and after the Closing Date, no Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by such Loan Party on the Closing Date (or any other business reasonably related thereto).

Section 6.14     Changes to Certain Agreements and Organizational Documents. No Loan Party shall (i) amend or permit any amendments to any Loan Party’s Organizational Documents, including, without limitation, any amendment, modification or change to any of Loan Party’s Organizational Documents to effect a division or plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law); or (ii) amend or permit any amendments by any Loan Parties to, or terminate or waive any provision of, any Material Contract if such amendment, termination, or waiver would be materially adverse to Administrative Agent or the Lenders (it being understood that any amendment to a Material Contract to permit set-off or other deduction of amounts payable thereunder (other than any set-off or other deduction in the ordinary course of business that does not increase the obligations of a Loan Party) shall be deemed to be materially adverse to the Administrative Agent and the Lenders).

Section 6.15      Accounting Methods. The Loan Parties will not and will not permit any of their Subsidiaries to modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

Section 6.16      Deposit Accounts. No Loan Party shall establish or maintain a Deposit Account (other than an Excluded Account) or a Securities Account that is not subject to a Control Agreement.

Section 6.17      Prepayments of Certain Indebtedness. No Loan Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (a) the Obligations and (b) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.9.

Section 6.18      Anti-Terrorism Laws. None of the Loan Parties (nor any of their Affiliates that are controlled by the Loan Parties) or agents shall:

(a)       conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person,

(b)       deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the OFAC Sanctions Programs or

(c)       engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the OFAC Sanctions Programs, the USA PATRIOT Act or any other Anti-Terrorism Law.

The Company shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Company’s compliance with this Section 6.18.

Section 6.19      Anti-Corruption Laws. No Loan Party shall use, or permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any Loan for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

Section 6.20       Real Property. None of the Borrower or any of its Subsidiaries shall own any real property.

Article VII

GUARANTY

Section 7.1        Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

Section 7.2        Contribution by Guarantors. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 7.2, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

Section 7.3        Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 7.4        Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)       this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)       Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

(c)       the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

(d)       payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)       any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and

(f)       this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 7.5        Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 7.6        Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Delayed Draw Term Loan Commitments have been terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Delayed Draw Term Loan Commitments have been terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 7.7        Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision hereof.

Section 7.8       Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Delayed Draw Term Loan Commitments have been terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.9       Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or agents acting or purporting to act on behalf of any of them.

Section 7.10      Financial Condition of Company. Any Credit Extension may be made to Company or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

Section 7.11       Bankruptcy, etc.

(a)       So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)       Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)       In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12     Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale or disposition.

Article VIII

EVENTS OF DEFAULT

Section 8.1         Events of Default. If any one or more of the following conditions or events shall occur:

(a)       Failure to Make Payments When Due. Failure by Company to pay (i) the principal of and premium, if any, on any Term Loan whether at stated maturity, by acceleration or otherwise; (ii) when due any installment of principal of any Term Loan, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (iii) within three (3) Business Days when due any interest on any Term Loan or any fee or any other amount due hereunder; or

(b)       Default in Other Agreements. (i) Failure of any Loan Party or any of Borrower’s Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $5,000,000 or more or with an aggregate principal amount of $5,000,000 or more, in each case beyond the grace or cure period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other material term of (A) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above, or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness referred to in clause (i) above, in each case beyond the grace or cure period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to cause Borrower or any of Borrower’s Subsidiaries to make any offer to prepay, redeem, repurchase or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c)       Breach of Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in (i) Section 2.2, Section 5.1(a)-(m), Section 5.1(o)-(r), Section 5.2, Section 5.3, Section 5.5, Section 5.8, Section 5.9, Section 5.12, Section 5.13 or Article VI or (ii) Section 5.4, Section 5.6, Section 5.7, Section 5.10 or Section 5.11, and, solely in the case of this clause (ii), such failure shall continue unremedied for 10 Business Days following notice of such failure; or

(d)       Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of Borrower’s Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date made or deemed made; or

(e)       Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an Authorized Officer of such Loan Party becoming aware of such default, or (ii) receipt by Company of written notice from Administrative Agent of such default; or

(f)        Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrowers or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any of its Subsidiaries, and any such event described in the foregoing clause (i) or (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g)       Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or similar governing body) of Borrower or any of its Subsidiaries shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein; or

(h)       Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i)        Dissolution. Any order, judgment or decree by a Governmental Authority having appropriate jurisdiction shall be entered against any Loan Party or any of its Subsidiaries decreeing the dissolution or split up of such Loan Party or any of its Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of forty-five days; or

(j)        Change of Control. A Change of Control shall occur; or

(k)       Guaranties, Collateral Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Administrative Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

(l)        Proceedings. The indictment of any Loan Party or any of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party or any of its Subsidiaries pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person; or

(m)       ERISA. The imposition of a Lien pursuant to the Internal Revenue Code or ERISA on any Loan Party with respect to any Pension Plan or Multiemployer Plan; or

(n)       Material Contracts. The termination of any Material Contract by Company or any other party thereto unless such Material Contract is contemporaneously replaced by or substituted with a substantially similar contract (i) with another Person who is not a Loan Party and (ii) containing terms and conditions that (A) taken as a whole are substantially similar to or better than the terms and conditions of the terminated Material Contract or any other similar Material Contract then in existence or (B) are reasonably acceptable to Administrative Agent; or

(o)       Cessation of Development or Commercialization. At any time prior to February 15, 2021, Borrower ceases using commercially reasonable efforts to develop or commercialize any Specified Product Component.

Section 8.2        Remedies. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent shall at the request of the Required Lenders:

(a)       declare all or any portion of the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Loan Party; and/or

(b)       exercise on behalf of themselves and the Lenders all rights and remedies available to them and the Lenders under the Loan Documents or applicable law;

provided, that upon the occurrence of any event specified in Section 8.1(f) or (g) above, the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Administrative Agent or any Lender.

Section 8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

Article IX

ADMINISTRATIVE AGENT

Section 9.1        Appointment of Administrative Agent.

(a)       TSL is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes TSL, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents to perform, exercise and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations or otherwise related to any of same to the extent reasonably incidental to the exercise by Administrative Agent of the rights and remedies specifically authorized to be exercised by Administrative Agent by the terms of this Agreement or any other Loan Parties.

(b)       Administrative Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article IX are solely for the benefit of Administrative Agent and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries.

Section 9.2        Powers and Duties. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees Administrative Agent shall not have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

Section 9.3        General Immunity.

(a)       No Responsibility for Certain Matters. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of any Loan Party to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof. In addition, Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information, to, or the restrictions on any exercise of rights or remedies of, any Disqualified Institution.

(b)       Exculpatory Provisions. Neither Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

(c)       Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Events of Default in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless Administrative Agent shall have received written notice from a Lender or the Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Administrative Agent will notify the Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to any such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.4        Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Term Loans, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

Section 9.5         Lenders’ Representations, Warranties and Acknowledgment.

(a)       Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)       Each Lender, by delivering its signature page to this Agreement and funding its Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by Administrative Agent, Required Lenders or Lenders, as applicable on the Closing Date.

(c)       Each Lender (i) represents and warrants that as of the Closing Date neither such Lender nor its Affiliates or Related Funds owns or controls, or owns or controls any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party and (ii) covenants and agrees that from and after the Closing Date neither such Lender nor its Affiliates and Related Funds shall purchase any trade debt or Indebtedness of any Loan Party other than the Obligations or Capital Stock described in clause (i) above without the prior written consent of Administrative Agent.

Section 9.6       Right to Indemnity. EACH LENDER, IN PROPORTION TO ITS PRO RATA SHARE, SEVERALLY AGREES TO INDEMNIFY ADMINISTRATIVE AGENT, ITS AFFILIATES AND ITS RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, MEMBERS, INVESTORS, ADVISORS, PARTNERS, EMPLOYEES AND AGENTS OF ADMINISTRATIVE AGENT (EACH, AN “INDEMNITEE AGENT PARTY”), TO THE EXTENT THAT SUCH INDEMNITEE AGENT PARTY SHALL NOT HAVE BEEN REIMBURSED BY ANY LOAN PARTY, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SUCH INDEMNITEE AGENT PARTY IN EXERCISING ITS POWERS, RIGHTS AND REMEDIES OR PERFORMING ITS DUTIES HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS OR OTHERWISE IN ITS CAPACITY AS SUCH INDEMNITEE AGENT PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; PROVIDED, NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM SUCH INDEMNITEE AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER. IF ANY INDEMNITY FURNISHED TO ANY INDEMNITEE AGENT PARTY FOR ANY PURPOSE SHALL, IN THE OPINION OF SUCH INDEMNITEE AGENT PARTY, BE INSUFFICIENT OR BECOME IMPAIRED, SUCH INDEMNITEE AGENT PARTY MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE, OR NOT COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS FURNISHED; PROVIDED, IN NO EVENT SHALL THIS SENTENCE REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT IN EXCESS OF SUCH LENDER’S PRO RATA SHARE THEREOF; AND PROVIDED FURTHER, THIS SENTENCE SHALL NOT BE DEEMED TO REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT DESCRIBED IN THE PROVISO IN THE IMMEDIATELY PRECEDING SENTENCE.

Section 9.7        Successor Administrative Agent.

(a)       Administrative Agent may resign at any time by giving thirty days’ (or such shorter period as shall be agreed by the Required Lenders) prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Required Lenders shall have the right, upon five Business Days’ notice to Company, to appoint a successor Administrative Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, securities or Capital Stock and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

(b)       Notwithstanding anything herein to the contrary, Administrative Agent may assign its rights and duties as Administrative Agent, as applicable, hereunder to an Affiliate of TSL without the prior written consent of, or prior written notice to, Company or the Lenders; provided that Company and the Lenders may deem and treat such assigning Administrative Agent as Administrative Agent for all purposes hereof, unless and until such assigning Administrative Agent provides written notice to Company and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent hereunder and under the other Loan Documents.

(c)       Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of Section 9.3, Section 9.6 and of this Section 9.7 shall apply to any of the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 9.3, Section 9.6 and of this Section 9.7 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

Section 9.8        Collateral Documents and Guaranty.

(a)       Administrative Agent under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

(b)       Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Administrative Agent, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale or any sale of the Collateral in a case under the Bankruptcy Code, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

Section 9.9       Agency for Perfection. Administrative Agent and each Lender hereby appoints each other Lender as agent and bailee for the purpose of perfection the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Administrative Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefore shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions. In addition, Administrative Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 9.10       Reports and Other Information; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a)       is deemed to have requested that Administrative Agent furnish such Lender or Administrative Agent, promptly after it becomes available, a copy of each field audit or examination report with respect to Borrower or its Subsidiaries (each a “Report” and collectively, “Reports”) prepared by or at the request of Administrative Agent, and Administrative Agent shall so furnish each Lender with such Reports,

(b)       expressly agrees and acknowledges that Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c)       expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Administrative Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and its Subsidiaries and will rely significantly upon Borrower’ and its Subsidiaries’ books and records, as well as on representations of such Person’s personnel,

(d)       agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 10.17, and

(e)       without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Administrative Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Company, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Company, and (ii) to pay and protect, and indemnify, defend and hold Administrative Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Administrative Agent and any such other Lender or Agent preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender or Agent.

In addition to the foregoing: (x) any Lender may from time to time request of Administrative Agent in writing that Administrative Agent provide to such Lender a copy of any report or document provided by Borrower or its Subsidiaries to Administrative Agent that has not been contemporaneously provided by Borrower or such Subsidiary to such Lender, and, upon receipt of such request, Administrative Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Administrative Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower or its Subsidiaries, any Lender may, from time to time, reasonably request Administrative Agent to exercise such right as specified in such Lender’s notice to Administrative Agent, whereupon Administrative Agent promptly shall request of Company the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Company or such Subsidiary, Administrative Agent promptly shall provide a copy of same to such Lender, and (z) any time that Administrative Agent renders to Company a statement regarding the Loan Account, Administrative Agent shall send a copy of such statement to each Lender.

Section 9.11      Protective Advances. Subject to the limitations set forth below, Administrative Agent is authorized by Company and the Lenders, from time to time in Administrative Agent’s sole discretion (but Administrative Agent shall have absolutely no obligation to), to make disbursements or advances to Company, which Administrative Agent, in its sole discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by Company pursuant to the terms of this Agreement and the other Loan Documents, including, without limitation, payments of principal, interest, fees and reimbursable expenses (any of such Loans are in this clause (c) referred to as “Protective Advances”); provided, that Administrative Agent shall not make any Protective Advance (other than with respect to the payment of payroll, insurance premiums and rent or leased properties) unless an Event of Default has occurred and is continuing or Borrower has consented to the making of such Protective Advance. Protective Advances may be made even if the conditions precedent set forth in Article III have not been satisfied. The interest rate on all Protective Advances shall be at the Base Rate plus the Applicable Margin for Term Loans. Each Protective Advance shall be secured by the Liens in favor of Collateral Agent in and to the Collateral and shall constitute Obligations hereunder. The Protective Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 2.12(i). Company shall pay the unpaid principal amount and all unpaid and accrued interest of each Protective Advance on the earlier of the Term Loan Maturity Date and the date on which demand for payment is made by the Administrative Agent. Administrative Agent shall notify each Lender and Company in writing in advance of each such Protective Advance, which notice shall (y) include a description of the purpose of such Protective Advance and (z) indicate the date on or after which such Protective Advance may be made. Without limitation to its obligations pursuant to Section 9.6, each Lender agrees that it shall make available to Administrative Agent, upon such Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Protective Advance. If such funds are not made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Base Rate.

Article X

MISCELLANEOUS

Section 10.1       Notices.

(a)       Notices Generally. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Loan Party, Administrative Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served or sent by United States certified mail, return receipt, or courier service and shall be deemed to have been given when delivered in person or by certified mail or courier service and signed for against receipt thereof; provided, no notice to Administrative Agent shall be effective until received by Administrative Agent.

(b)       Electronic Communications.

(i)       Administrative Agent and Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it and agreed to in writing within a reasonable time prior to such delivery of such notice and other communications; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.

(ii)       Subject to the foregoing clause (i), (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications to Lenders posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 10.2     Expenses. Subject to Section 5.6, whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all of Administrative Agent’s actual and reasonable out-of-pocket costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable and documented out-of-pocket fees, expenses and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (c) all the actual documented costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (d) all of Administrative Agent ‘s actual documented costs and reasonable and documented out-of-pocket fees, expenses for, and disbursements of any of Administrative Agent’s auditors, accountants, or consultants, and all reasonable and documented out-of-pocket attorneys’ fees (including expenses and disbursements of outside counsel) incurred by Administrative Agent; (e) all the actual documented costs and reasonable and documented expenses (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all the actual documented costs and reasonable and documented out-of-pocket expenses of Administrative Agent and Lenders in connection with the attendance at any meetings in connection with this Agreement and the other Loan Documents (including the meetings referred to in Section 5.7; (g) all other actual and reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence and continuance of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

Section 10.3      Indemnity.

(a)       IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 10.2, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, EACH LOAN PARTY AGREES TO DEFEND (SUBJECT TO INDEMNITEES’ SELECTION OF COUNSEL), INDEMNIFY, PAY AND HOLD HARMLESS, ADMINISTRATIVE AGENT AND LENDER, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, MEMBERS, INVESTORS, ADVISORS, PARTNERS, EMPLOYEES AND AGENTS OF ADMINISTRATIVE AGENT AND EACH LENDER (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, NO LOAN PARTY SHALL HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO (I) ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL ORDER SUBJECT TO NO FURTHER APPEAL, OF THAT INDEMNITEE OR ANY OF ITS AFFILIATES OR (II) ANY SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION 10.3 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE APPLICABLE LOAN PARTY SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM.

(b)       To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against Lenders, Administrative Agent and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.4      Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender, and their respective Affiliates is hereby authorized by each Loan Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Loan Party (in whatever currency) against and on account of the obligations and liabilities of any Loan Party to such Lender hereunder, the participations under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto, or with any other Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

Section 10.5      Amendments and Waivers.

(a)       Required Lenders’ Consent. Subject to Section 10.5(b) and 10.5(b)(i), no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Borrower, Administrative Agent and the Required Lenders.

(b)       Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)       extend the scheduled final maturity of any Loan or Note;

(ii)       waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii)       reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.6) or any fee payable hereunder;

(iv)       extend the time for payment of any such interest or fees;

(v)       reduce the principal amount of any Loan;

(vi)       amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(b)(i);

(vii)       amend the definition of “Required Lenders” or “Pro Rata Share”;

(viii)       release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Loan Documents;

(ix)       subordinate any of the Obligations or any Lien created by this Agreement or any other Loan Document; or

(x)       consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document.

(c)       Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall amend, modify, terminate or waive any provision of Article IX as the same applies to Administrative agent, or any other provision hereof as the same applies to the rights or obligations of Administrative Agent, in each case without the consent of Administrative Agent.

(d)       Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.

Section 10.6      Successors and Assigns; Participations.

(a)       Generally. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders. No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 9.6, Indemnitees under Section 10.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)       Register. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)       Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

(i)       to any Person meeting the criteria of clause (a) of the definition of the term of “Eligible Assignee” upon the giving of notice to Company and Administrative Agent in accordance with Section 10.1 of this Agreement; and

(ii)       to any Person otherwise constituting an Eligible Assignee with the consent of Administrative Agent and subject to the terms of the Assignment Letter; provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent).

(d)       Mechanics. The assigning Lender and the permitted assignee thereof shall execute and deliver to Administrative Agent (i) an Assignment Agreement, together with such forms or certificates with respect to United States federal income Tax withholding matters pursuant to Section 2.15(e) as if such assignee were a Lender, and (ii) a joinder to the Assignment Letter.

(e)       Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms or certificates required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give written notice thereof to Company promptly (and in any event, within 30 days upon Administrative Agent’s receipt and acceptance thereof; provided, such assignment shall be effective upon receipt and acceptance by Administrative Agent notwithstanding whether Administrative Agent delivers notice thereof to Company) and shall maintain a copy of such Assignment Agreement.

(f)       Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws; (iv) such Lender does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party; and (v) the representations and warranties set forth in Section 9.5 of this Agreement are true and correct with respect to such Lender as of the Closing Date or such applicable Effective Date.

(g)       Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the later (i) of the “Effective Date” specified in the applicable Assignment Agreement or (ii) the date such assignment is recorded in the Register: (A) the permitted assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been properly assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (C) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any; and (D) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested in writing by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(h)       Participations.

(i)       Each Lender shall have the right at any time, without the consent of, or notice to the Borrower, to sell one or more participations to any Person (other than Borrower, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Term Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement, or (iii) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating. Company agrees that each participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.19(c) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(c); provided, a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless, at the time such participant is claiming such benefits, Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.15 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(ii)       In the event that any Lender sells participations in its Commitments, Loans or in any other Obligation hereunder in accordance with and subject to the terms and conditions of the foregoing subclause (i), such Lender shall, acting solely for this purpose as a non-fiduciary agent of Company, maintain a register on which it enters the name of all participants in the Commitments, Loans or Obligations held by it and the principal amount (and stated interest thereon) of the portion of such Commitments, Loans or Obligations which are the subject of the participation (the “Participant Register”). A Commitment, Loan or Obligation hereunder may be participate in whole or in part only by registration of such participation on the Participant Register (and each Note shall expressly so provide). The Participant Register shall be available for inspection by Company at any reasonable time and from time to time upon reasonable prior notice.

(i)       Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender or Agent may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender or Agent or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit or financial arrangement to or for the account of such Lender or Agent or any of its Affiliates and any agent, trustee or representative of such Person (without the consent of, or notice to, or any other action by, any other party hereto), including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender or Agent, as between Company and such Lender or Agent, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further, in no event shall such Person, agent, trustee or representative of such Person or the applicable Federal Reserve Bank be considered to be a “Lender” or “Agent” or be entitled to require the assigning Lender or Agent to take or omit to take any action hereunder.

Section 10.7      Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.8      Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections,2.14, 2.15, 2.19(c), 10.2, 10.3, 10.4, and 10.10 and the agreements of Lenders set forth in Section 2.13, 9.3(b) and 9.6 shall survive the payment of the Term Loans and the termination hereof.

Section 10.9      No Waiver; Remedies Cumulative. No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to Administrative Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 10.10     Marshalling; Payments Set Aside. Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11    Severability. In case any provision in or obligation hereunder or any Note or other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.12   Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 9.8, each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Loan Documents and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.13    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 10.14   APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 10.15    CONSENT TO JURISDICTION.

(a)       ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (IV) AGREES THAT ADMINSTRATIVE AGENT AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IF REQUIRED BY LAW.

(b)       EACH PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.1. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY SUCH PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

Section 10.16   WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.17    Confidentiality. Administrative Agent and Lender shall hold all non-public information (whether delivered prior to or after the Closing Date) regarding Company and its Subsidiaries and their businesses identified as such by Company (or in the case of information which has not been identified by Company as confidential, is similar to other information which has been idenfied as confidential and which is readily identifiable as confidential) and obtained by such Lender from Company or its Subsidiaries pursuant to the requirements hereof in accordance with such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, Administrative Agent or Lender may make (i) disclosures of such information to Affiliates of Administrative Agent or Lender and to their agents, advisors, directors and shareholders (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by any such Lender of any Loans or any participations therein, (iii) disclosure to any rating agency when required by it, (iv) disclosure to any Lender’s financing sources, provided that prior to any disclosure, such financing source is informed of the confidential nature of the information, (v) disclosures of such information to any actual or potential investors and partners of Administrative Agent any Lender or their Affiliates, provided that prior to any disclosure, such investor or partner is informed of the confidential nature of the information, (vi) disclosures in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder and (vii) disclosure required or requested in connection with any public filings, whether pursuant to any securities laws or regulations or rules promulgated therefor (including the Investment Company Act of 1940 or otherwise) or representative thereof or by the National Association of Insurance Commissioners (and any successor thereto) or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, Administrative Agent and Lender shall make reasonable efforts to notify Company of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information and shall cooperate with any efforts of Company to seek confidential treatment of such information. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax treatment” and “tax structure” mean any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates or the parties to a transaction. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent and any Lender may, at its own expense, issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Loan Parties) (collectively, “Trade Announcements”). No Loan Party shall permit any of its Affiliates to, issue any Trade Announcement, press release or other public disclosure using the name, logo or otherwise referring to Administrative Agent, any Lender or any of its Affiliates without the consent of Administrative Agent or such Lender, except to the extent required to do so under applicable Requirements of Law and then, if practicable, only after consulting with Administrative Agent or such Lender. The obligations of confidentiality set forth in this Section 10.17 shall survive until the date that is [***] years following the termination of this Agreement; provided, that notwithstanding the foregoing, such obligations of confidentiality shall survive until the date that is [***] years following the Closing Date in respect of (a) [***] and (b) [***]. Any information that remains subject to the confidentiality obligations of this Section 10.17 that is held by Administrative Agent or any Lender as of the date of the expiration of the applicable periods set forth in the preceding sentence shall thereafter be promptly destroyed by Administrative Agent or such Lender; provided, that any such information that is required to be held by Administrative Agent or such Lender following the expiration of the applicable period set forth in the preceding sentence shall continue to be subject to the confidentiality obligations set forth in this Section 10.17.

Section 10.18    Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

Section 10.19    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 10.20    Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written notification of such execution and authorization of delivery thereof.

Section 10.21    PATRIOT Act Notice. Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Agent, as applicable, to identify the Loan Parties in accordance with the PATRIOT Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

THERAPEUTICSMD, INC.

By:	/s/ Daniel Cartwright
Name: Daniel Cartwright
Title: Chief Financial Officer and Treasurer

VITAMEDMD, LLC

By:	/s/ Daniel Cartwright
Name: Daniel Cartwright
Title: Chief Financial Officer and Treasurer

BOCAGREENMD, INC.

By:	/s/ Daniel Cartwright
Name: Daniel Cartwright
Title: Chief Financial Officer and Treasurer

VITACARE PRESCRIPTION SERVICES, INC.

By:	/s/ Daniel Cartwright
Name: Daniel Cartwright
Title: Chief Financial Officer and Assistant Treasurer

TPG SPECIALTY LENDING, INC.,
as Administrative Agent and Lender
By:	/s/ Joshua Easterly
Name: Joshua Easterly
Title: CEO

TOP IV TALENTS, LLC,
as Lender
By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Vice President

TAO TALENTS, LLC,
as Lender
By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Vice President

APPENDIX A-1
TO FINANCING AGREEMENT

Initial Term Loan Commitment

Lender	Initial Term Loan Commitment	Pro Rata Share

TPG Specialty Lending, Inc.	$[***]	[***]%

TOP IV Talents, LLC	$[***]	[***]%

TAO Talents, LLC	$[***]	[***]%

Total	$200,000,000.00	100%

S-1

APPENDIX A-2
TO FINANCING AGREEMENT

Delayed Draw A-1 Term Loan Commitments

Lender	Delayed Draw A-1 Term Loan Commitment	Pro Rata Share

TPG Specialty Lending, Inc.	$[***]	[***]%

TOP IV Talents, LLC	$[***]	[***]%

TAO Talents, LLC	$[***]	[***]%

Total	$50,000,000.00	100%

S-1

APPENDIX A-3
TO FINANCING AGREEMENT

Delayed Draw A-2 Term Loan Commitments

Lender	Delayed Draw A-2 Term Loan Commitment	Pro Rata Share

TPG Specialty Lending, Inc.	$[***]	[***]%

TOP IV Talents, LLC	$[***]	[***]%

TAO Talents, LLC	$[***]	[***]%

Total	$50,000,000.00	100%

S-1

APPENDIX B
TO FINANCING AGREEMENT

Notice Addresses

THERAPEUTICSMD, INC.

6800 Broken Sound Parkway NW
Third Floor
Boca Raton, FL 33487
Attention: Daniel Cartwright, Chief Financial Officer
Email: [***]

VITAMEDMD, LLC

BOCAGREENMD, INC.

VITACARE PRESCRIPTION SERVICES, INC.

6800 Broken Sound Parkway NW
Third Floor
Boca Raton, FL 33487
Attention: Daniel Cartwright, Chief Financial Officer
Email: [***]

in each case, with a copy to:

DLA Piper LLP
200 South Biscayne Boulevard
Suite 2500
Miami, FL 33131
Attention: Joshua M. Samek
Email: [***]

APPENDIX B

TPG SPECIALTY LENDING, INC., as

Administrative Agent and a Lender

Administrative Agent’s Principal Office:

888 7th Avenue, 35th Floor

New York, NY 10106
Attention: Parker Hooper
Facsimile: [***]
Email: [***]

with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue

New York, New York 10022
Attention: Frederic L. Ragucci
Email: [***]

TOP IV TALENTS, LLC and

TAO TALENTS, LLC
as Lenders

[***]

[***]
Attention: TSSPOps
Facsimile: [***]

with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue

New York, New York 10022
Attention: Frederic L. Ragucci
Email: [***]

APPENDIX B

Schedule 5.13

Post-Closing Matters

1.       [***]

2.       [***]

3.       [***]

4.       [***]

5.       Not later than the date that is 5 Business Days after the Closing Date, the Loan Parties shall have (a) delivered to Administrative Agent evidence that VitaMedMD LLC has irrevocably opted into Article 8 of the UCC and caused the membership interests therein to be deemed to be securities for purposes of Article 8 of the UCC, (b) caused such membership interests to be certificated and (c) delivered such certificated securities (along with appropriate instruments of transfer) to Administrative Agent.

APPENDIX B

Schedule 4.1

Organization

Borrower or Guarantor	State of Organization
TherapeuticsMD, Inc.	Nevada
VitaMedMD LLC	Delaware
BocaGreenMD, Inc.	Nevada
VitaCare Prescription Services, Inc.	Florida

Schedule 4.2

Capital Stock and Ownership

1.	Existing Options, Warrants, Calls, Rights, Commitments or Other Agreements Issued by Borrower:[1]

a.	2009 Long Term Incentive Compensation Plan, as amended

i.	Shares Outstanding: 15,128,745

ii.	Shares Available: 44,300

b.	Amended and Restated 2012 Stock Incentive Plan

i.	Shares Outstanding: 7,358,974

ii.	Shares Available: 2,392,833

c.	Warrants: 1,832,571

2.	Organizational and Capital Structure:

Borrower or Guarantor	Capitalization
TherapeuticsMD, Inc.	Publicly Held
VitaMedMD LLC	100% – TherapeuticsMD, Inc.
BocaGreenMD, Inc.	100% – TherapeuticsMD, Inc.
VitaCare Prescription Services, Inc.	100% – TherapeuticsMD, Inc.

1 As of March 31, 2019.

Schedule 4.12

Properties; title

Borrower or Guarantor	Location	Leasehold or Fee
TherapeuticsMD, Inc.	6800 Broken Sound Parkway NW, Suite 100 Boca Raton, FL 33487	Leasehold
TherapeuticsMD, Inc.	6800 Broken Sound Parkway NW, Suite 125 Boca Raton, FL 33487	Leasehold
TherapeuticsMD, Inc.	6800 Broken Sound Parkway NW, Suite 150 Boca Raton, FL 33487	Leasehold
TherapeuticsMD, Inc. (Lessor); VitaMedMD LLC (books and records); BocaGreenMD, Inc. (books and records)	6800 Broken Sound Parkway NW, Suite 300 Boca Raton, FL 33487	Leasehold
TherapeuticsMD, Inc. (Lessor); VitaCare Prescription Services, Inc. (books and records)	951 Yamato Road Boca Raton, FL 33487	Leasehold

Schedule 4.15

material contracts

1.	[***]

2.	[***]

3.	[***]

4.	[***]

Schedule 4.23(b)-(c)

intellectual property23

(b)

PRODUCT PATENTS

Issued Patents:

	Patent Number	Title	Filing Date (mm/dd/yy)	Issue Date (mm/dd/yy)	Country
1.	8,577,716	System and Method of Ongoing Evaluation Reporting and Analysis	09/17/09	11/05/13	US
2.	8,633,178	Natural Combination Hormone Replacement Formulations and Therapies	11/21/12	01/21/14	US
3.	8,846,648	Natural Combination Hormone Replacement Formulations and Therapies	12/06/13	09/30/14	US
4.	8,846,649	Natural Combination Hormone Replacement Formulations and Therapies	12/06/13	09/30/14	US
5.	8,933,059	Natural Combination Hormone Replacement Formulations and Therapies	12/06/13	01/13/15	US
6.	8,987,237	Natural Combination Hormone Replacement Formulations and Therapies	12/06/13	03/24/15	US
7.	8,987,238	Natural Combination Hormone Replacement Formulations and Therapies	12/06/13	03/24/15	US
8.	8,993,548	Natural Combination Hormone Replacement Formulations and Therapies	09/03/14	03/31/15	US
9.	8,993,549	Natural Combination Hormone Replacement Formulations and Therapies	09/03/14	03/31/15	US
10.	9,006,222	Natural Combination Hormone Replacement Formulations and Therapies	12/06/13	04/14/15	US
11.	9,012,434	Natural Combination Hormone Replacement Formulations and Therapies	12/06/13	04/21/15	US
12.	9,114,145	Natural Combination Hormone Replacement Formulations and Therapies	09/03/14	08/25/15	US
13.	9,114,146	Natural Combination Hormone Replacement Formulations and Therapies	09/03/14	08/25/15	US

2 Borrower is the holder of all intellectual property unless otherwise indicated.

3 Key: pink - Imvexxy, purple - Bijuva, blue – Annovera.

	Patent Number	Title	Filing Date (mm/dd/yy)	Issue Date (mm/dd/yy)	Country
14.	9,180,091	Soluble Estradiol Capsule for Vaginal Insertion	12/20/13	10/10/15	US
15.	9,248,136	Transdermal Hormone Replacement Therapies	12/12/13	02/02/16	US
16.	9,289,382	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	02/17/15	03/22/16	US
17.	9,296,780*	Process for Alkynylating 16-Substituted-17-Keto Steroids	12/19/12	03/29/16	US
18.	9,301,920	Natural Combination Hormone Replacement Formulations and Therapies	03/15/13	04/05/16	US
19.	D801,518	Pharmaceutical Capsule	06/22/15	10/31/17	US
20.	9,931,349	Steroid Hormone Pharmaceutical Composition	03/30/17	04/03/18	US
21.	10,052,386	Progesterone Formulations	12/11/13	08/21/18	US
22.	10,098,894	Transdermal Cream	07/29/15	10/16/18	US
23.	10,206,932	Natural Combination Hormone Replacement Formulations and Therapies	05/22/15	02/19/19	US
24.	10,258,630	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	02/09/18	04/17/19	US
25.	89459	Pharmaceutical Capsule	12/22/15	02/17/16	AR
26.	366507	Pharmaceutical Capsule	12/21/15	01/12/16	AU
27.	2012340589	Natural Combination Hormone Replacement Formulations and Therapies	11/21/12	08/25/16	AU
28.	2013211876	Transdermal Hormone Replacement Therapies	01/25/13	05/25/17	AU
29.	2013277236	Natural Combination Hormone Replacement Formulations and Therapies	06/18/13	08/03/17	AU
30.	2013277234	Soluble Estradiol Capsule for Vaginal Insertion	06/18/13	08/10/17	AU
31.	MX 358440 B	Soluble Estradiol Capsule for Vaginal Insertion	06/18/13	08/03/18	MX
32.	166,044	Pharmaceutical Capsule	12/17/15	08/16/16	CA
33.	002916247-0001	Pharmaceutical Capsule	12/18/15	08/10/16	EP

* Licensed patent or patent application.

	Patent Number	Title	Filing Date (mm/dd/yy)	Issue Date (mm/dd/yy)	Country
34.	302015005859-5	Pharmaceutical Capsule	12/21/15	01/30/18	BR
35.	6285866	Natural Combination Hormone Replacement Formulations and Therapies	11/21/12	02/09/18	JP
36.	6298460	Progesterone Formulations	06/18/13	03/02/18	JP
37.	MX 50237 B	Pharmaceutical Capsule	12/18/15	07/19/17	MX
38.	30-2015-0065043	Pharmaceutical Capsule	12/18/15	03/06/17	KR
39.	101179	Pharmaceutical Capsule	12/21/15	01/10/17	RU
40.	A2015/01935	Pharmaceutical Capsule	12/21/15	05/16/17	ZA
41.	2015/00211	Natural Combination Hormone Replacement Therapies	06/18/13	07/27/16	ZA
42.	2015/00212	Progesterone Formulations	06/18/13	04/26/17	ZA
43.	6334519	Natural Combination Hormone Replacement Therapies	06/18/13	05/11/18	JP
44.	6342334	Transdermal Hormone Replacement Therapies	01/25/13	05/25/18	JP
45.	6342389	Transdermal Hormone Replacement Therapies	06/18/13	05/25/18	JP
46.	6397402	Soluble Estradiol Capsule for Vaginal Insertion	06/18/13	09/07/18	JP
47.	2013277235	Transdermal Hormone Replacement Therapies	06/18/13	08/02/18	AU
48.	2013277233	Progesterone Formulations	06/18/13	09/13/18	AU
49.	1624393	Pharmaceutical Capsule	12/21/15	01/18/19	JP
50.	2861234B	Progesterone Formulations	06/18/13	03/27/19	EP
51.	2806742B	Transdermal Hormone Replacement Therapies	01/25/13	03/27/19	EP

Pending Patent Applications:

	Application Number	Title	Application Date (mm/dd/yy)	Country
1.	16/104,101	Natural Combination Hormone Replacement Formulations and Therapies	08/16/18	US

	Application Number	Title	Application Date (mm/dd/yy)	Country
2.	BR1120140124442	Natural Combination Hormone Replacement Formulations and Therapies	11/21/12	BR
3.	2,856,520	Natural Combination Hormone Replacement Formulations and Therapies	11/21/12	CA
4.	12850845.4	Natural Combination Hormone Replacement Formulations and Therapies	11/21/12	EP
5.	2017-173842	Natural Combination Hormone Replacement Formulations and Therapies	11/21/12	JP
6.	MX/a/2014/006256	Natural Combination Hormone Replacement Formulations and Therapies	11/21/12	MX
7.	15/090,493	Natural Combination Hormone Replacement Formulations and Therapies	04/04/16	US
8.	20140101244	Natural Combination Hormone Replacement Formulations and Therapies	03/17/14	AR
9.	2017206262	Natural Combination Hormone Replacement Formulations and Therapies	07/20/17	AU
10.	BR1120140319103	Natural Combination Hormone Replacement Formulations and Therapies	06/18/13	BR
11.	2,876,977	Natural Combination Hormone Replacement Formulations and Therapies	06/18/13	CA
12.	13806855.6	Natural Combination Hormone Replacement Formulations and Therapies	06/18/13	EP
13.	236358	Natural Combination Hormone Replacement Formulations and Therapies	06/18/13	IL
14.	2017-176379	Natural Combination Hormone Replacement Formulations and Therapies	06/18/13	JP
15.	10-2015-7001189	Natural Combination Hormone Replacement Formulations and Therapies	06/18/13	KR
16.	MX/a/2014/015898	Natural Combination Hormone Replacement Formulations and Therapies	06/18/13	MX
17.	2015100533	Natural Combination Hormone Replacement Formulations and Therapies	06/18/13	RU
18.	15/999,040	Natural Combination Hormone Replacement Formulations and Therapies	08/16/18	US
19.	14/512,046	Natural Combination Hormone Replacement Formulations and Therapies	10/10/14	US

	Application Number	Title	Application Date (mm/dd/yy)	Country
20.	20150101608	Natural Combination Hormone Replacement Formulations and Therapies	05/22/15	AR
21.	2015264003	Natural Combination Hormone Replacement Formulations and Therapies	05/22/15	AU
22.	BR112016 027359 1	Natural Combination Hormone Replacement Formulations and Therapies	05/22/15	BR
23.	2,947,767	Natural Combination Hormone Replacement Formulations and Therapies	05/22/15	CA
24.	15727528.0	Natural Combination Hormone Replacement Formulations and Therapies	05/22/15	EP
25.	248985	Natural Combination Hormone Replacement Formulations and Therapies	05/22/15	IL
26.	2016-565647	Natural Combination Hormone Replacement Formulations and Therapies	05/22/15	JP
27.	10-2016-7032773	Natural Combination Hormone Replacement Formulations and Therapies	05/22/15	KR
28.	MX/a/2016/014281	Natural Combination Hormone Replacement Formulations and Therapies	05/22/15	MX
29.	2016143081	Natural Combination Hormone Replacement Formulations and Therapies	05/22/15	RU
30.	2016/07541	Natural Combination Hormone Replacement Formulations and Therapies	05/22/15	ZA
31.	15/832,757	Natural Combination Hormone Replacement Formulations and Therapies	12/05/17	US
32.	PCT/US2017/064788	Natural Combination Hormone Replacement Formulations and Therapies	12/05/17	PCT
33.	15/832,750	Natural Combination Hormone Replacement Formulations and Therapies	12/05/17	US
34.	16/244,020	Natural Combination Hormone Replacement Formulations and Therapies	01/09/19	US
35.	16/355,532	Natural Combination Hormone Replacement Formulations and Therapies	03/15/19	US
36.	62/822,609	Natural Combination Hormone Replacement Formulations and Therapies	03/22/19	US
37.	14/649,818	Soluble Estradiol Capsule for Vaginal Insertion	12/17/15	US
38.	2017208300	Soluble Estradiol Capsule for Vaginal Insertion	06/18/13	AU

	Application Number	Title	Application Date (mm/dd/yy)	Country
39.	BR1120140319146	Soluble Estradiol Capsule for Vaginal Insertion	06/18/13	BR
40.	2,876,968	Soluble Estradiol Capsule for Vaginal Insertion	06/18/13	CA
41.	13807188.1	Soluble Estradiol Capsule for Vaginal Insertion	06/18/13	EP
42.	236359	Soluble Estradiol Capsule for Vaginal Insertion	06/18/13	IL
43.	10-2015-7001193	Soluble Estradiol Capsule for Vaginal Insertion	06/18/13	KR
44.	MX/A/2018/009466	Soluble Estradiol Capsule for Vaginal Insertion	08/02/18	MX
45.	2015100531	Soluble Estradiol Capsule for Vaginal Insertion	06/18/13	RU
46.	2014/09278	Soluble Estradiol Capsule for Vaginal Insertion	06/18/13	ZA
47.	2018-162966	Soluble Estradiol Capsule for Vaginal Insertion	06/18/13	JP
48.	14/521,230	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	10/22/14	US
49.	20140103975	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	10/22/14	AR
50.	2014349132	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	10/22/14	AU
51.	BR1120160090080	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	10/22/14	BR
52.	2,926,342	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	10/22/14	CA
53.	14862905.8	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	10/22/14	EP
54.	245139	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	10/22/14	IL
55.	2016-516086	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	10/22/14	JP
56.	10-2016-7010901	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	10/22/14	KR
57.	MX/A/2016/005092	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	10/22/14	MX
58.	2016118396	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	10/22/14	RU
59.	2016/01933	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	10/22/14	ZA

	Application Number	Title	Application Date (mm/dd/yy)	Country
60.	14/521,002	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	10/22/14	US
61.	15/372,385	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	12/07/16	US
62.	PCT/US2016/065466	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	12/07/16	PCT
63.	20160103768	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	12/07/16	AR
64.	2016366200	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	12/07/16	AU
65.	BR1120180114839	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	12/07/16	BR
66.	3,007,636	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	12/07/16	CA
67.	16873806.0	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	12/07/16	EP
68.	19122548.1	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	04/17/19	HK
69.	259884	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	12/07/16	IL
70.	2018-529574	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	12/07/16	JP
71.	10-2018-7019331	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	12/07/16	KR
72.	MX/A/2018/006882	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	12/07/16	MX
73.	743229	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	12/07/16	NZ
74.	2018121094	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	12/07/16	RU
75.	2018/03804	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	12/07/16	ZA
76.	62/680,715	Vaginal Inserted Estradiol Pharmaceutical Formulations and Methods	06/06/18	US

	Application Number	Title	Application Date (mm/dd/yy)	Country
77.	15/893,542**	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	02/09/18	US
78.	15/893,550**	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	02/09/18	US
79.	15/975,733	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	05/09/18	US
80.	15/975,723	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	05/09/18	US
81.	15/781,840	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	06/06/18	US
82.	16/004,338	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	06/08/18	US
83.	PCT/US2018/36790	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	06/08/18	PCT
84.	16/006,721	Vaginal Inserted Estradiol Pharmaceutical Compositions and Methods	06/12/18	US
85.	16/037,452	Progesterone Formulations	07/17/18	US
86.	2018222947	Progesterone Formulations	06/18/13	AU
87.	BR1120140318379	Progesterone Formulations	06/18/13	BR
88.	2,876,964	Progesterone Formulations	06/18/13	CA
89.	MX/a/2014/015900	Progesterone Formulations	06/18/13	MX
90.	MX/a/2018/009467	Progesterone Formulations	08/02/18	MX
91.	15/454,898	Progesterone Formulations Having a Desirable PK Profile	03/09/17	US
92.	20150100920	Progesterone Compositions	03/27/15	AR
93.	2015237243	Progesterone Formulations	03/27/15	AU
94.	BR1120160225708	Progesterone Formulations	03/27/15	BR
95.	2,942,568	Progesterone Formulations	03/27/15	CA
96.	15768772.4	Progesterone Formulations	03/27/15	EP
97.	247828	Progesterone Formulations	03/27/15	IL

** Application contains allowable subject matter and a patent will issue in due course.

	Application Number	Title	Application Date (mm/dd/yy)	Country
98.	2016-557059	Progesterone Formulations	03/24/15	JP
99.	10-2016-7029519	Progesterone Formulations	03/27/15	KR
100.	MX/A/2016/011706	Progesterone Formulations	03/27/15	MX
101.	2016136666	Progesterone Formulations	03/27/15	RU
102.	2016/06309	Progesterone Formulations	03/27/15	ZA
103.	16/273,955	Progesterone Formulations Having a Desirable PK Profile	02/12/19	US
104.	16/125,201	Transdermal Cream	09/07/18	US
105.	P20150102431	Transdermal Cream	07/29/15	AR
106.	2015296609	Transdermal Cream	07/29/15	AU
107.	BR112016 029338 0	Transdermal Cream	07/29/15	BR
108.	2,951,284	Transdermal Cream	07/29/15	CA
109.	15827543.8	Transdermal Cream	07/29/15	EP
110.	248984	Transdermal Cream	07/29/15	IL
111.	2016-571728	Transdermal Cream	07/29/15	JP
112.	10-2017-7002451	Transdermal Cream	07/29/15	KR
113.	MX/a/2016/013693	Transdermal Cream	07/29/15	MX
114.	2016141135	Transdermal Cream	07/29/15	RU
115.	2016/07317	Transdermal Cream	07/29/15	ZA
116.	15/420,019	Transdermal Cream	01/30/17	US
117.	[***]	[***]	[***]	[***]
118.	[***]	[***]	[***]	[***]
119.	[***]	[***]	[***]	[***]
120.	15/217,301	Formulations for Solubilizing Hormones	07/22/16	US
121.	BR112014 018439 9	Transdermal Hormone Replacement Therapies	01/25/13	BR
122.	2,861,346	Transdermal Hormone Replacement Therapies	01/25/13	CA
123.	MX/A/2014/009093	Transdermal Hormone Replacement Therapies	01/25/13	MX

	Application Number	Title	Application Date (mm/dd/yy)	Country
124.	13/843,362	Transdermal Hormone Replacement Therapies	03/15/13	US
125.	1120140318247	Transdermal Hormone Replacement Therapies	06/18/13	BR
126.	2,876,947	Transdermal Hormone Replacement Therapies	06/18/13	CA
127.	13807463.8	Transdermal Hormone Replacement Therapies	06/18/13	EP
128.	MX/A/2014/015897	Transdermal Hormone Replacement Therapies	06/18/13	MX
129.	2015/00210	Transdermal Hormone Replacement Therapies	06/18/13	ZA
130.	15/475,052	Steroid Hormone Pharmaceutical Composition	03/30/17	US
131.	PCT/US2017/025211	Steroid Hormone Pharmaceutical Composition	03/30/17	PCT
132.	20170100832	Steroid Hormone Pharmaceutical Composition	04/03/17	AR
133.	2017239679	Steroid Hormone Pharmaceutical Composition	03/30/17	AU
134.	BR1120180698776	Steroid Hormone Pharmaceutical Composition	03/30/17	BR
135.	3,019,375	Steroid Hormone Pharmaceutical Composition	03/30/17	CA
136.	17776724.1	Steroid Hormone Pharmaceutical Composition	03/30/17	EP
137.	261924	Steroid Hormone Pharmaceutical Composition	03/30/17	IL
138.	2018-550593	Steroid Hormone Pharmaceutical Composition	03/30/17	JP
139.	10-2018-7031666	Steroid Hormone Pharmaceutical Composition	03/30/17	KR
140.	MX/A/2018/011706	Steroid Hormone Pharmaceutical Composition	03/30/17	MX
141.	746686	Steroid Hormone Pharmaceutical Composition	03/30/17	NZ
142.	2018133921	Steroid Hormone Pharmaceutical Composition	03/30/17	RU
143.	2018/06413	Steroid Hormone Pharmaceutical Composition	03/30/17	ZA
144.	15/475,068	Steroid Hormone Pharmaceutical Composition in Medium Chain Oils	03/30/17	US
145.	20170100831	Steroid Hormone Compositions in Medium Chain Oils	04/03/17	AR
146.	PCT/US2017/025220	Steroid Hormone Compositions in Medium Chain Oils	03/30/17	PCT
147.	15/473,742	Steroid Hormone Compositions in Medium Chain Oils	03/30/17	US

	Application Number	Title	Application Date (mm/dd/yy)	Country
148.	16/359,839	Steroid Hormone Compositions in Medium Chain Oils	03/20/19	US
149.	PCT/US2017/024955	Steroid Hormone Compositions in Medium Chain Oils	03/30/17	PCT
150.	15/901,467	Steroid Hormone Compositions in Medium Chain Oils	02/21/18	US
151.	20170100830	Steroid Hormone Compositions in Medium Chain Oils	04/03/17	AR
152.	2017239645	Steroid Hormone Compositions in Medium Chain Oils	03/30/17	AU
153.	BR1120180701998	Steroid Hormone Compositions in Medium Chain Oils	03/30/17	BR
154.	3,020,153	Steroid Hormone Compositions in Medium Chain Oils	03/30/17	CA
155.	17776645.8	Steroid Hormone Compositions in Medium Chain Oils	03/30/17	EP
156.	261930	Steroid Hormone Compositions in Medium Chain Oils	03/30/17	IL
157.	2018-550564	Steroid Hormone Compositions in Medium Chain Oils	03/30/17	JP
158.	10-2018-7031878	Steroid Hormone Compositions in Medium Chain Oils	03/30/17	KR
159.	MX/A/2018/011705	Steroid Hormone Compositions in Medium Chain Oils	03/30/17	MX
160.	746682	Steroid Hormone Compositions in Medium Chain Oils	03/30/17	NZ
161.	2018133932	Steroid Hormone Compositions in Medium Chain Oils	03/30/17	RU
162.	2018/06414	Steroid Hormone Compositions in Medium Chain Oils	03/30/17	ZA
163.	PCT/US2017/024994	Steroid Hormone Compositions in Medium Chain Oils	03/30/17	PCT
164.	20170100829	Steroid Hormone Compositions in Medium Chain Oils	04/03/17	AR
165.	[***]	[***]	[***]	[***]
166.	[***]	[***]	[***]	[***]

	Application Number	Title	Application Date (mm/dd/yy)	Country
167.	[***]	[***]	[***]	[***]
168.	[***]	[***]	[***]	[***]
169.	[***]*	[***]	[***]	[***]

(c)(i)

Borrower has licensed certain Product Patents and is obligated to pay royalties and other payments pursuant to that certain License Agreement, dated July 30, 2018, between Borrower and The Population Council, Inc.

(c)(ii)

Borrower has licensed certain Product Patents pursuant to that certain License and Supply Agreement, dated July 30, 2018, as amended, between Borrower and Knight Pharmaceuticals, Inc.

(c)(iii)

Other than the contracts in (c)(i) and (c)(ii) listed above, none.

Schedule 4.24

insurance

1.	The Company is covered by general liability and certain other insurance in the amounts and coverage limits as set forth in the certificate attached hereto as Annex A.

2.	The Company is covered by workmen’s compensation insurance in the amounts and coverage limits as set forth in the certificate attached hereto as Annex B.

Schedule 4.24

Annex A

[***]

Schedule 4.24

Annex B

[***]

Schedule 4.27

bank accounts and securities accounts

Company	Bank or Broker	Address	Account No.	Account Type
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

Schedule 4.33(d)-(e)

regulatory compliance

None.

Schedule 4.34

GOVERNMENT CONTRACTS

None.

Schedule 6.1

permitted indebtedness

None.

Schedule 6.2

permitted liens

None.

Schedule 6.7

permitted investments

None.

Schedule 6.12

Transactions with Shareholders and Affiliates

None.

1